UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Pandora Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pandora Media, Inc.
2101 Webster Street, Suite 1650
Oakland, CA 94612
(510) 451-4100
Dear Stockholder:
We cordially invite you to attend the Pandora Media, Inc. 2016 Annual Meeting of Stockholders, which will be held on June 1, 2016 at Cathedral of Christ the Light Event Center, Conference Room C, 2121 Harrison St., Oakland, CA 94612 at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting. At the Annual Meeting, stockholders will vote on a number of important matters.
Our Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2015, along with a discussion and analysis of our financial results. Please take the time to review our Annual Report and to read carefully each of the proposals described in the attached Proxy Statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or if you have elected to receive printed proxy materials, you may vote by phone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you may vote in person. Please see the sections “If I am a stockholder of record of Pandora shares, how do I vote?” and “If I am the beneficial owner of Pandora shares held in street name, how do I vote?” in the Proxy Statement for additional instructions on how to vote your shares.
You may submit questions in advance of the Annual Meeting by email to shareholder@pandora.com, and we will respond to as many inquiries as time allows.
We will be using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. This process will provide stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail on or about April 22, 2016 to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our Annual Report, including our Annual Report on Form 10-K, and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of your proxy materials. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.
We will provide a live webcast of the Annual Meeting from the Pandora Investor Relations website at http://investor.pandora.com. A transcript along with the audio of the entire Annual Meeting will be available on the Investor Relations website shortly after the meeting. We hope this webcast will allow those of you who are unable to attend the Annual Meeting in person to hear Pandora Media, Inc. executives discuss our results for the year ended December 31, 2015. In addition, we make available at our Investor Relations website free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.
On behalf of the Board of Directors, thank you for your continued support and ownership of Pandora Media, Inc.

Respectfully,

Tim Westergren
Chief Executive Officer, Founder and Director
April 22, 2016

Pandora Media, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2016

TO OUR STOCKHOLDERS:

The 2016 Annual Meeting of Stockholders of Pandora Media, Inc. will be held on June 1, 2016, beginning at 9:00 a.m. Pacific Time, at Cathedral of Christ the Light Event Center, Conference Room C, 2121 Harrison St., Oakland, CA 94612, for the following purposes:

1.
To elect one Class I director to serve until our 2018 Annual Meeting of Stockholders and three Class II directors to serve until our 2019 Annual Meeting of Stockholders or, in each case, until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.
To consider and act upon a Company proposal to amend our Amended and Restated Certificate of Incorporation to impose certain ownership restrictions on our stock in order to comply with the conditions set forth in the Declaratory Ruling issued by the Federal Communications Commission (FCC) on May 1, 2015 in connection with our acquisition of the license to operate the FM radio station KXMZ; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Our board of directors has fixed the close of business on April 6, 2016 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.
We will mail to our stockholders of record and beneficial owners on or about April 22, 2016 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, our Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2015, via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 1, 2016: This proxy statement, along with our Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2015, are available on the following website: http://investor.pandora.com in the “Annual Report and Proxy” section.
All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, please vote as soon as possible.

By order of the board of directors,

Stephen Bené
General Counsel and Corporate Secretary

Oakland, California
April 22, 2016

Pandora Media, Inc.
2101 Webster Street, Suite 1650
Oakland, CA 94612
(510) 451-4100

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Pandora Media, Inc. (“Pandora”) for use at our 2016 Annual Meeting of Stockholders, or at any postponement or adjournment of the meeting (“Annual Meeting”).

These proxy solicitation materials are first being made available on or about April 22, 2016, together with our Annual Report on Form 10-K for the year ended December 31, 2015 (“Annual Report”), to all stockholders of record at the close of business on April 6, 2016.

ABOUT THE MEETING

When and where is the meeting being held?

Our Annual Meeting is being held on June 1, 2016 beginning at 9:00 a.m. Pacific Time at Cathedral of Christ the Light Event Center, Conference Room C, 2121 Harrison St., Oakland, CA 94612. Doors open at 8:30 a.m. Pacific Time.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement, namely,

•
the election of one Class I director to serve until our 2018 Annual Meeting of Stockholders and three Class II directors to serve until our 2019 Annual Meeting of Stockholders or, in each case, until their respective successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•	the amendment of our Amended and Restated Certificate of Incorporation; and

•	any other matters that may properly be presented at the Annual Meeting.

Who is entitled to notice of and to vote at the meeting?

You are entitled to receive notice of and to vote at our Annual Meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at the close of business on April 6, 2016, the record date for the meeting. At the close of business on that date, 228,750,220 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a paper copy of printed materials?

We are permitted to furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. On or about April 22, 2016, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report via the Internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and may request a printed set of the proxy materials by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our Annual Meeting on the environment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice will be sent directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for your vote.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other holder of record and bring it with you to the meeting.

What is “householding” and how does it affect me?

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Pandora stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Investor Relations or (3) contact our Investor Relations department by telephone at (510) 842-6960. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If I am a stockholder of record of Pandora shares, how do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy on the Internet, by telephone or by mail, all as described below. We recommend that you vote by proxy even if you plan to attend the Annual Meeting so that your vote will be counted even if you later decide not to attend the meeting. You can always change your vote at the meeting. The Internet and telephone voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return a written proxy card by mail. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 31, 2016.

By Internet:    You may submit your proxy over the Internet by going to www.proxyvote.com and completing an electronic proxy card in accordance with the instructions provided on the proxy card.

By Telephone:    If you have elected to receive printed proxy materials, you may submit your proxy by telephone in accordance with the instructions provided on the proxy card.

By Mail:    If you have elected to receive printed proxy materials, you may choose to vote by mail by marking your proxy card, dating and signing it and returning it in the postage-paid envelope provided by following the instructions on the proxy card. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to vote by mail.

In Person:    You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If I am the beneficial owner of Pandora shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, you may vote in person at the Annual Meeting (subject to obtaining a “legal proxy” as described below) or by proxy on the Internet, by telephone or by mail, by following the voting instructions you will receive from the holder of record, which is the brokerage firm, bank, broker dealer, or other similar organization holding your shares. You must follow these voting instructions to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the holder of record (your broker, bank, trustee, or nominee that holds your shares) giving you the right to vote the shares at the meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record of Pandora shares, you may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to our Corporate Secretary at Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Corporate Secretary. If you are a beneficial owner of Pandora shares, you may change your vote by submitting new voting instructions to the holder of record (your broker, bank, trustee, or nominee that holds your shares) following the instructions they provided or, if you have obtained a legal proxy from the holder of record (your broker, bank, trustee, or nominee that holds your shares) giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if I don’t give specific voting instructions?

Stockholders of Record:    If you are a stockholder of record and you indicate that you wish to vote as recommended by our board of directors, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted “FOR” all of the director nominees, “FOR” Proposal 2 and “FOR” Proposal 3. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.

Beneficial Owner of Pandora Shares Held in Street Name:    If you are a beneficial owner of Pandora shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker, bank, trustee or other nominee will vote your shares only on those proposals on which it has discretion to vote; if your broker, bank, trustee or nominee does not have discretion to vote, your returned proxy will be considered a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker, bank, trustee or nominee does not have discretion to vote your shares on the non-routine matters such as the election of directors (Proposal 1) or the amendment to our Amended and Restated Certificate of Incorporation (Proposal 3). However, we believe your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2).

What constitutes a quorum?

The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the Annual Meeting, either in person or by proxy. This is called a quorum for the transaction of business. On the record date, there were 228,750,220 shares of common stock issued and outstanding. Accordingly, the presence (either in person or by proxy) of the holders of common stock representing at least 114,375,111 shares will be required to establish a quorum.

Your shares will be counted for purposes of determining if there is a quorum if you properly cast your vote in person at the meeting, electronically or telephonically, or if a proxy card has been properly submitted by you or on your behalf. Votes “for” and “against,” and proxies received but marked as “abstentions” and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

Proposal 1.    Directors are elected by a plurality of votes cast. This means that the Class I nominee receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to vote will be elected as the Class I director and the Class II nominees receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to vote will be elected as the Class II directors.

Proposal 2.    The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Proposal 3.    The affirmative vote of a majority of the shares of common stock outstanding will be required to approve the amendment to the Amended and Restated Certificate of Incorporation.

If any other matter is properly submitted to the stockholders at the Annual Meeting, its adoption generally will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

How are abstentions and broker non-votes treated?

In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as negative votes for Proposal 2 and Proposal 3.

If you hold your shares in “street name” through a broker, bank, trustee or other nominee, your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon, including the election of directors (Proposal 1) and the amendment to our Amended and Restated Certificate of Incorporation (Proposal 3). Thus, if you do not give your broker, bank, trustee or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum. As “broker non-votes” are not considered entitled to vote on the item they will have no effect on the outcome of the election of directors (Proposal 1) other than reducing the number of shares present in person or by proxy and entitled to vote on the item from which a majority is calculated. “Broker non-votes” and any abstentions will, however, have the same effect as votes against the proposal to amend our Amended and Restated Certificate of Incorporation (Proposal 3) due to the fact that a vote by a majority of the shares of common stock outstanding is required to approve the proposal.

What are the recommendations of the board of directors?

Our board of directors recommends that you vote:

“FOR” the election of the one Class I director nominee and the three Class II director nominees; and

“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

“FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation.

Who will count the vote?

Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

When will the voting results be announced?

Preliminary voting results will be announced at the Annual Meeting and final results will be published in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Is Pandora paying the cost of this proxy solicitation?

We will pay the costs of printing, mailing and distributing these proxy materials and soliciting votes. We may request banks, brokers other custodians, nominees and fiduciaries to solicit their customers who own our shares and we will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation.

Is the Annual Meeting being webcast?

Yes. If you choose to listen to the webcast, go to the “Event Calendar” section of our Investor Relations website (http://investor.pandora.com) before the meeting time, and follow the instructions for downloading the webcast. If you miss the Annual Meeting, you can listen to a re-broadcast of the webcast through June 3, 2016.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

PROPOSAL NO. 1
ELECTION OF CLASS I AND CLASS II DIRECTORS

Recommendation of the Board of Directors

The board of directors recommends that you vote “FOR” the election of each of the nominated directors as described below.

Class I and II Director Nominees

Our certificate of incorporation currently provides for a board of directors divided into three classes, designated Class I, Class II and Class III which currently consist of three, three and three directors, respectively. The three Class II directorships are up for election at the Annual Meeting. Each person elected as a Class II director at the Annual Meeting will serve a three-year term expiring on the date of the 2019 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Our board of directors has nominated James M.P. Feuille, Peter Gotcher and Elizabeth Nelson for election as Class II directors at the Annual Meeting.

On September 29, 2015, the board of directors voted to increase the size of the board to nine directors and to appoint Ms. Mickie Rosen to the board of directors to fill the vacancy created by such increase to the board of directors. Ms. Rosen was designated as a new Class I director. Our board of directors has nominated Mickie Rosen for election as a Class I director at the Annual Meeting. If elected, Ms. Rosen will serve out the remainder of her term expiring on the date of the 2018 Annual Meeting of Stockholders or until her successor has been duly elected and qualified.

The nominees were selected by the board of directors upon the recommendation of the nominating and corporate governance committee. Each of the nominees has a long record of integrity, a strong professional reputation and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the board to conclude that the individual should serve as a director are described in each nominee’s biography below.

Required Vote

Directors are elected by a plurality of the votes cast. The Class I nominee who receives the most votes will be elected as a Class I director, and the three Class II nominees who receive the most votes will be elected as Class II directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Nominee for Election as Class I Director (Term Expiring on the Date of the 2018 Annual Meeting of Stockholders)

Mickie Rosen	Director since September 2015

Nominees for Election as Class II Directors (Terms Expiring on the Date of the 2019 Annual Meeting of Stockholders)

James M.P. Feuille	Director since October 2005
Peter Gotcher	Director since September 2005
Elizabeth A. Nelson	Director since July 2013

Continuing Class I Directors (Terms Expiring on the Date of the 2018 Annual Meeting of Stockholders)

Timothy Leiweke	Director since April 2015
Roger Faxon	Director since June 2015

Continuing Class III Directors (Terms Expiring on the Date of the 2017 Annual Meeting of Stockholders

Peter Chernin	Director since January 2011
Anthony Vinciquerra	Director since March 2016
Tim Westergren	Director since January 2000

Set forth below is each director’s and each director nominee’s name and age as of the record date and his or her principal occupation, business history and public company directorships held during the past five years.

Peter Chernin, age 64, has served on our board of directors since January 2011. Mr. Chernin currently owns and runs Chernin Entertainment, which produces motion pictures and television programs, and The Chernin Group, which pursues strategic opportunities in media, technology and entertainment. From 1996 to 2009, Mr. Chernin held various positions at News Corporation, most recently as president and chief operating officer, and as chairman and chief executive officer of The Fox Group, a subsidiary of News Corporation, where he oversaw the global operations of the company’s film, television, satellite, cable and digital media businesses. Prior to that, Mr. Chernin headed Twentieth Century Fox Filmed Entertainment and, earlier, the Fox Broadcasting Company. Prior to joining News Corporation, Mr. Chernin served as president and chief operating officer of Lorimar Film Entertainment, a television production company. Mr. Chernin currently serves on the board of directors of American Express, a diversified financial services company, and has previously served on the boards of directors of various companies in the media industry and the tech industry, including Twitter, News Corporation, Fox Entertainment Group, Gemstar-TV Guide International, E*Trade and DIRECTV. Mr. Chernin holds a Bachelor of Arts degree in English Literature from the University of California, Berkeley. We believe that Mr. Chernin is qualified to serve on our board of directors due to his operating and management experience at a global media corporation, his expertise in online and mobile markets and other new technologies, and his service on the boards of directors of a range of public and private companies.

Roger Faxon, age 67, has served on our board of directors since June 2015. Since 2012, Mr. Faxon has been owner and chief executive of A&R Investments, an investment and consulting firm focused on the media and communications industries. Previously, from 1994 to 2012, Mr. Faxon held various positions at the EMI Group, a music recording and publishing company, including chief executive officer of the music publishing division and most recently as chief executive officer. From 1991 to 1994 he served as the managing director of Sotheby’s Europe, the art auction house. Mr. Faxon holds a Bachelor of Arts degree from The Johns Hopkins University, where he currently serves on its board of directors. We believe Mr. Faxon is qualified to serve on the board of directors due to his operational experience in the music industry.

James M. P. Feuille, age 58, has served on our board of directors since October 2005. Mr. Feuille currently serves as a general partner with Crosslink Capital, an investment and venture capital management company, where he focuses on investments in digital media, internet services, and software and business services. Mr. Feuille has been affiliated with Crosslink Capital since November 2002 and has been a general partner since January 2005. Prior to joining Crosslink Capital, Mr. Feuille served as the global head of technology investment banking at UBS Warburg, a business group of a global financial services firm, chief operating officer at Volpe Brown Whelan & Company, and head of technology investment banking at Robertson Stephens & Company. Mr. Feuille currently serves on the boards of directors of a number of privately-held companies. Mr. Feuille holds a Bachelor of Arts degree in Chemistry from Dartmouth College and a Juris Doctor degree and a Master of Business Administration degree from Stanford University. We believe that Mr. Feuille is qualified to serve on our board of directors due to his experience with the venture capital industry and a wide variety of internet and technology companies, as well as the perspective he brings as an affiliate of one of our major stockholders.

Peter Gotcher, age 56, has served on our board of directors since September 2005. Mr. Gotcher is an independent private investor focusing on investments in digital media technology companies. Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm from September 1999 to June 2002. Prior to that, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Mr. Gotcher founded Digidesign, a manufacturer of digital audio workstations, and served as its president, chief executive officer and chairman of the board of directors of from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the general manager of Digidesign and executive vice president of Avid Technology from January 1995 to May 1996. Mr. Gotcher currently serves as chairman of the board of directors of Dolby Laboratories and serves on the board of directors of GoPro, Inc. Mr. Gotcher holds a Bachelor of Arts degree in English Literature from the University of California, Berkeley. We believe that Mr. Gotcher should serve on our board of directors due to his broad understanding of the operational, financial and strategic issues facing public companies and his background providing guidance and counsel to companies in the digital media industry.

Timothy Leiweke, age 58, has served on our board of directors since April 2015. Mr. Leiweke currently serves as the chief executive officer of Oak View Group, a Los Angeles-based entertainment advisory, development and investment company. He also currently serves on the board of directors of the 2015 Special Olympics World Summer Games and Visit California. From 2013 to 2015, Mr. Leiweke served as the president and chief executive officer of Maple Leaf Sports & Entertainment, a professional sports and commercial real estate company, which is the parent company of the Toronto Maple Leafs, Toronto Raptors, Toronto FC and the Toronto Marlies. From 1996 to 2013, he was the president and chief executive officer of Anschutz Entertainment Group (AEG), a sporting and music entertainment presenter. From 1995 to 1996, he served as president and CEO for U.S. Skiing, the nation governing body for Olympic skiing. Prior to that, he served as president of the

Denver Nuggets, a professional basketball team, from 1991 to 1995. Mr. Leiweke holds an honorary doctorate from California State University. We believe Mr. Leiweke is qualified to serve on our board of directors due to his vast experience and background in the entertainment and events industry.

Elizabeth A. Nelson, age 55, has served on our board of directors since 2013. Ms. Nelson currently serves on the boards of Nokia, a global leader in network infrastructure and location-based technologies and Zendesk, a cloud-based customer service platform. Ms. Nelson currently serves as lead independent director and chairs the audit committee at Zendesk, and serves on the audit committee at Nokia. From 1996 through 2005, Ms. Nelson served as the executive vice president and chief financial officer at Macromedia, Inc., where she also served as a director from January 2005 to December 2005. Prior to joining Macromedia, Ms. Nelson held various roles in finance and corporate development at Hewlett-Packard Company, an information technology company. Ms. Nelson’s prior public company board service includes serving as a director of Ancestry.com, an online family history company, from 2009 to 2012, of Autodesk, Inc., a design software company, from 2007 to 2010, of Brightcove, Inc., a cloud-based video company, from 2011 to 2014, of CNET Networks, Inc., an Internet media company, from 2003 to 2008, and of SuccessFactors, Inc., a provider of human resources solutions, from 2007 to 2012. Ms. Nelson holds a Master of Business Administration degree in Finance with distinction from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree from Georgetown University. We believe that Ms. Nelson is qualified to serve on our board of directors due to her operating and management experience in the technology industry and her service on the boards of directors of a range of technology, internet and mobile companies.

Mickie Rosen, age 48, has served on our board of directors since September 2015. Since October 2013, Ms. Rosen has been advising Fortune 100 companies and growth and early stage startups regarding strategy and operations. From 2011 to 2013, Ms. Rosen held various positions at Yahoo!, most recently as SVP of global media & commerce, where she led the media division globally, overseeing product, design, engineering, editorial, business development, partnerships, and marketing solutions. From 2008 to 2011, Ms. Rosen was a partner with digital media venture capital firm, Fuse Capital, where she also co-founded and incubated Tecca, a service helping consumers navigate personal technologies. From 2006 to 2008, she was the SVP and GM of Entertainment for Fox Interactive Media and from 2002 to 2006, Ms. Rosen was the head of product development, marketing, and PR for Fandango. Ms. Rosen has also held executive roles with Quisic, an e-learning start-up, and The Walt Disney Company's Corporate Alliances group and prior to that, was a consultant for McKinsey & Company. Ms. Rosen holds a Bachelors of Arts degree in Economics from the University of California at San Diego and a Master in Business Administration degree from Harvard Business School. We believe that Ms. Rosen is qualified to serve on our board of directors due to her strategic and operational expertise in the fields of media and consumer technology.

Anthony Vinciquerra, age 61, has served on our board of directors since March 2016. Mr. Vinciquerra is senior advisor to Texas Pacific Group (TPG) in the technology, media and telecom sectors and advises TPG on acquisitions and operations across its investing arenas. Mr. Vinciquerra also currently serves on the board of Qualcomm, Inc., where he is a member of its audit committee. Mr. Vinciquerra was the chairman of Fox Networks Group, a media and broadcast television company, from 2008 to 2011 and previous served as its president and chief executive officer from 2002 to 2008. While at Fox, Mr. Vinciquerra managed all operations and strategy matters for a number of broadcast and internet properties, including Fox Television Network, Fox Cable Networks, Fox Sports and Fox International Channels. Mr. Vinciquerra also oversaw concert venues, large scale arenas and professional baseball, basketball and hockey teams in which News Corporation, the parent of Fox Networks Group, held an ownership interest. Prior to working at Fox, Mr. Vinciquerra served as the executive vice president and chief operating officer at Hearst-Argyle Television, a position he held since 1998. Mr. Vinciquerra has also held positions at CBS, KYW-TV in Philadelphia and WBZ-TV in Boston. Mr. Vinciquerra served on the boards of DIRECTV from 2013 until 2015, Motorola Mobility Holdings, Inc. from 2011 to 2012, and Motorola, Inc. from 2007 to 2011. Mr. Vinciquerra holds a Bachelor of Arts degree in Marketing from the State University of New York. We believe that Mr. Vinciquerra is qualified to serve on our board of directors due to his extensive management and operational experience, as well as his knowledge of the media and technology sectors.

Tim Westergren, age 50, is one of our founders and has served as our chief executive officer since March 2016. Mr. Westergren previously served as our chief creative officer and treasurer from February 2000 to May 2002, as our chief executive officer and president from May 2002 to July 2004, and as our chief strategy officer from July 2004 to February 2014. He has served as a member of our board of directors from the company’s inception. Prior to founding Pandora, Mr. Westergren worked as an independent musician, composer and record producer and has over 20 years of experience in the music industry. Mr. Westergren holds a Bachelor of Arts degree from Stanford University, where he studied computer acoustics and recording technology. We believe that Mr. Westergren is qualified to serve on our board of directors based on his historic knowledge of our company as one of our founders and our chief executive officer, the continuity he provides on our board of directors, his strategic vision for Pandora and his background in technology and music.

BOARD OF DIRECTORS

Board Composition

Our business and affairs are managed under the direction of our board of directors. The current members of the board of directors are Peter Chernin, Roger Faxon, James M.P. Feuille, Peter Gotcher, Timothy Leiweke, Elizabeth A. Nelson, Mickie Rosen, Anthony Vinciquerra and Tim Westergren.

Our board of directors is divided into three classes with staggered three-year terms. Other than in the case of new directors appointed during the year, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Mr. Faxon, Mr. Leiweke and Ms. Rosen and their terms, including the term of Ms. Rosen, if elected, will expire at the Annual Meeting of Stockholders to be held in 2018;

•	the Class II directors are Mr. Feuille, Mr. Gotcher and Ms. Nelson, and their terms will expire at the Annual Meeting; and

•	the Class III directors are Messrs. Chernin, Vinciquerra and Westergren, and their terms will expire at the Annual Meeting of Stockholders to be held in 2017.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Board and Committee Summary

The following table shows the percentage of members as of the record date considered independent as defined by applicable NYSE and SEC rules, the number of members as of the record date, and the number of meetings held during the year ended December 31, 2015, in each case for the board and its committees.

	Independence	Members	2015 Meetings
Board of Directors	89%	9	10
Audit Committee	100%	3	4
Compensation Committee	100%	3	5
Nominating and Corporate Governance Committee	100%	3	3

Board Meetings

The board of directors held 10 meetings in the year ended December 31, 2015. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all meetings of the board of directors and the meetings of each committee on which they serve and to prepare themselves for those meetings. During the year ended December 31, 2015, each of our directors other than Peter Chernin attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by each committee on which such director served. In addition, under our corporate governance guidelines, directors are encouraged, but not required, to attend the Annual Meeting of Stockholders, and one director attended our 2015 annual meeting of stockholders.

Board Committees

Our board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each member of these committees is independent as defined by applicable NYSE and SEC rules and each of these committees has a written charter approved by the board of directors. Under our corporate governance guidelines, committee members are appointed by the board of directors based on the recommendation of the nominating and corporate governance committee, except that members of the nominating and corporate governance committee are appointed by the independent members of the board of directors. The current members of the committees are as follows:

Director	Audit	Compensation	Nominating and Corporate Governance

Roger Faxon
James M. P. Feuille		*
Peter Gotcher			*
Timothy Leiweke
Elizabeth A. Nelson	*
Mickie Rosen
________________________________________
* Denotes committee chairperson.

Audit Committee.    The primary functions of the audit committee are:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning;

•	reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings;

•	serving as a qualified legal compliance committee to review reports of violations of law;

•	overseeing the performance of the internal audit function;

•	establishing, overseeing and reviewing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing all related-party transactions; and

•
appointing, evaluating and ensuring the independence of the independent registered public accountants and considering and pre-approving any non-audit services proposed to be performed by the independent registered public accountants.

A detailed list of the audit committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section.

The audit committee currently consists of Mr. Faxon, Mr. Feuille and Ms. Nelson with Ms. Nelson serving as the committee’s chairperson. Our board of directors has determined that each member of the committee is “independent” as defined under the NYSE listing standards, Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our corporate governance guidelines, and that each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that each member of the committee is an audit committee “financial expert,” as that term is defined by the applicable rules of the SEC. The audit committee held four meetings during the year ended December 31, 2015. The Report of the Audit Committee for the year ended December 31, 2015 is included below.

Compensation Committee.    The primary functions of the compensation committee are:

•	approving, or recommending to the board of directors, compensation for our executive officers;

•	evaluating the performance of our executive officers;

•	reviewing key employee compensation policies, plans and programs;

•	preparing recommendations and periodic reports to the board of directors concerning these matters; and

•	administering our equity incentive plans.

A detailed list of the compensation committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section.

The compensation committee currently consists of Messrs. Feuille, Gotcher and Leiweke, with Mr. Feuille serving as the committee’s chairperson. Our board of directors has determined that each member of the committee is “independent” within the meaning of the NYSE listing standards and our corporate governance guidelines. The compensation committee held five meetings during the year ended December 31, 2015. The Report of the Compensation Committee for the year ended December 31, 2015 is included below. The compensation committee has full authority to determine and approve executive officer compensation. It may delegate some of its authority to a sub-committee but may not delegate authority with respect to executive officer compensation except to an independent committee. For further information about the compensation committee’s process for determining executive compensation, including the role of the compensation committee's independent consultant, Compensia, Inc., see “Executive Compensation—Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee.    The primary functions of the nominating and corporate governance committee are:

•	recommending persons to be selected by the board as director nominees and to fill any vacancies on the board of directors;

•	considering and recommending to the board of directors qualifications for directors and policies concerning the term of office of directors and the composition of the board of directors;

•	approving or recommending to the board of directors compensation of non-employee directors; and

•	considering and recommending to the board of directors other actions relating to corporate governance.

A detailed list of the nominating and corporate governance committee’s functions is included in its charter which is available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section.

The nominating and corporate governance committee currently consists of Mr. Gotcher, Ms. Nelson and Ms. Rosen, with Mr. Gotcher serving as its chairperson. Our board of directors has determined that each member of the committee is “independent” within the meaning of the NYSE listing standards and our corporate governance guidelines. The nominating and corporate governance committee held three meetings during the year ended December 31, 2015.

2015 Director Compensation

Cash Retainer.    During the year ended December 31, 2015, each of our non-employee directors received (a) an annual retainer of $40,000 for serving as a member of our board of directors and (b) each of the applicable annual retainers set forth below for serving as our Lead Independent Director or as a member or as a chair of one or more of the committees of our board of directors.

Position	Annual Retainer ($)
Lead Independent Director	20,000
Annual Committee Member Retainers:
Audit Committee	12,500
Compensation Committee	7,500
Nominating and Corporate Governance Committee	5,000
Additional Annual Retainers for Committee Chairs:
Audit Committee	25,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	10,000

Equity Awards.    During the year ended December 31, 2015, on the date of our annual stockholder meeting, each of our non-employee directors received a restricted stock unit award with the number of restricted stock units (“RSUs”)

determined by dividing $200,000 by the trailing 30-day average stock price as of the first day of the month that included the grant date. The trailing 30-day average stock price as of June 1, 2015 was $18.38 and the non-employee directors received an award of 10,882 RSUs on June 4, 2015. Newly elected non-employee directors receive an RSU award equivalent to the pro-rated value of the annual RSU award given to the continuing non-employee directors. These equity awards vest on the earlier of June 4, 2016, the date of the 2016 annual meeting of stockholders or a change in control.

Mr. Leiweke received an RSU award of 14,304 RSUs on April 20, 2015, the day he joined our board as a non-employee director, and did not receive a stock grant on the date of our annual meeting. The value of Mr. Leiweke's equity award is pro-rated based on 13.5 months of service as a director and determined based on the trailing 30-day average stock price as of April 1, 2015, which was $15.73.

Ms. Rosen received an RSU award of 7,355 RSUs on September 29, 2015, the day she joined our board as a non-employee director. The value of Ms. Rosen's equity award is pro-rated based on 8 months of service as a director and determined based on the trailing 30-day average stock price as of September 1, 2015, which was $18.13.

Since 2013, we have maintained equity ownership guidelines for our non-employee directors equal to 300% of their annual cash retainer. As of December 31, 2015, all of our non-employee directors were in compliance with our equity ownership guidelines, taking into account the value of their outstanding RSU awards.

Director Compensation Table.    The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(3) ($)	Total ($)
Peter Chernin	42,500	196,747	—	239,247
Roger Faxon	30,144	196,747	—	226,891
James M.P. Feuille	64,306	196,747	—	261,053
Peter Gotcher	68,984	196,747	—	265,731
Timothy Leiweke(4)	32,218	256,328	—	288,546
Elizabeth A. Nelson	67,871	196,747	—	264,618
Mickie Rosen(5)	11,495	154,381	—	165,876
_________________________________

(1)
Under applicable SEC rules, we have omitted Messrs. McAndrews and Westergren, who each served as directors in 2015, as they also served as executive officers and did not receive additional compensation for services provided as directors.

(2)
The amount reflects the aggregate grant date fair value of the awards granted during the year ended December 31, 2015, computed in accordance with FASB ASC Topic 718. There can be no assurance that awards will vest (in which case no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value. The aggregate grant date fair value for RSU awards is determined using the closing price of our common stock on the date of the grant. Each of the stock awards for Messrs. Chernin, Faxon, Feuille, Gotcher and Ms. Nelson granted in the year ended December 31, 2015 represents 10,882 RSUs granted on June 4, 2015 when the closing price of our stock was $18.08. The stock awards for Mr. Leiweke and Ms. Rosen, each a new director in 2015, granted in the year ended December 31, 2015 consist of 14,304 RSUs granted to Mr. Leiweke on April 20, 2015 when the closing price of our stock was $17.34 and 7,355 RSUs granted to Ms. Rosen on September 29, 2015 when the closing price of our stock was $20.99.

(3)
As of December 31, 2015, none of our non-employee directors held outstanding stock options and each non-employee director held the following number of unvested stock awards: Mr. Chernin: 10,882 RSUs; Mr. Faxon: 10,882 RSUs; Mr. Feuille: 10,882 RSUs; Mr. Gotcher: 10,882 RSUs; Mr. Leiweke: 14,304 RSUs; Ms. Nelson: 10,882 RSUs and Ms. Rosen: 7,355 RSUs.

(4)	Mr. Leiweke joined our board as a non-employee director on April 20, 2015.

(5)	Ms. Rosen joined our board as a non-employee director on September 29, 2015.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has approved corporate governance guidelines for Pandora, which are available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section. These corporate governance guidelines establish the practices of our board of directors with respect to:

•	Board composition and size;

•	Director qualifications and responsibilities;

•	Board meetings and agenda, including meetings of non-management directors;

•	Board leadership structure;

•	Board committees;

•	Board member access to management and independent advisors;

•	Director compensation;

•	Director orientation and continuing education;

•	Management evaluation and management succession; and

•	Performance evaluation of the board of directors, its committees and individual directors.

The nominating and corporate governance committee is responsible for overseeing compliance with our corporate governance guidelines, reviewing and reassessing the adequacy of the guidelines at least annually and recommending any proposed changes to our board of directors.

Board Leadership Structure

Our board of directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A substantial majority of our board members are independent directors, under NYSE listing standards, SEC rules and our corporate governance guidelines; our standing board committees (Audit, Compensation and Nominating and Corporate Governance) are comprised solely of and chaired by independent directors; and, our independent directors meet in regularly scheduled executive sessions without management in connection with our regularly scheduled meetings of the board of directors.

Our board of directors is responsible for determining its leadership structure. Currently, the chairman of the board of directors, Mr. Feuille, is an independent director. Our previous chief executive officer and president, Mr. McAndrews, served as chairman of the board from September 2013 until his resignation in March 2016. The board of directors believes that our company and our stockholders are best served by maintaining the flexibility to have any person serve as chairman of the board based on what is in the best interests of our company and our stockholders at a given point in time, and therefore the board of directors does not support placing restrictions on who may serve as its chairman. Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when the chief executive officer serves as the chairman of the board, or if the chairman of the board is not otherwise independent. In June 2015, the independent members of our board of directors appointed Mr. Gotcher as lead independent director to preside over periodic executive sessions of our independent directors, serve as a liaison between our then-chairman and the independent directors and perform such additional duties as set forth in our corporate governance guidelines and as our board of directors may otherwise determine and delegate. Mr. Gotcher served as lead independent director until the appointment of Mr. Feuille as chairman of the board in March 2016. Mr. Gotcher succeeded Robert Kavner, an independent director whose term expired in June 2015 and who served as our lead independent director from March 2010 to June 2015.

Our board of directors regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the chairman of the board and the lead independent director based upon the needs of our company to provide effective, independent oversight of management performance.

The Board’s Role in Risk Oversight

While Pandora’s management is responsible for the day-to-day supervision of risks facing our company, the board of directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. The board of directors’ oversight areas of focus include, but are not limited to succession planning for our chief executive officer and other members of senior management, managing our long-term growth and strategic and operational planning.

The board of directors has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. For example, the audit committee coordinates the board of directors’ oversight of our company’s internal control over financial reporting and disclosure controls and procedures and periodically reports to the board of directors on any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the independence and performance of our independent auditor and the performance of the internal audit function. In addition, the compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the board of directors (as further described under “Corporate Governance—Board Leadership Structure”). Our board of directors is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full board of directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has, at any time during the year ended December 31, 2015, been an officer or employee of Pandora. During the year ended December 31, 2015, none of our executive officers served on the compensation committee or board of any other company whose executive officers serve as a member of our board or compensation committee, and no compensation committee member had any relationship requiring disclosure under Item 404 of Regulation S-K.

Director Independence

As required by the NYSE listing standards and our corporate governance guidelines, a majority of the board of directors is “independent” within the meaning of such standards and guidelines. The board of directors is required to make an affirmative determination at least annually as to the independence of each director. If the Class I and Class II director nominees are elected at the Annual Meeting, the board of directors will be composed of one management director (Mr. Westergren) and eight independent directors. The board has determined that each of the following eight directors is independent (as defined by NYSE listing standards and our corporate governance guidelines): Mr. Chernin, Mr. Faxon, Mr. Feuille, Mr. Gotcher, Mr. Leiweke, Ms. Nelson, Ms. Rosen and Mr. Vinciquerra; and that, therefore, all directors who served during the year ended December 31, 2015 on the audit, compensation and nominating and corporate governance committees were independent under the NYSE listing standards.

Under our corporate governance guidelines, executive sessions of independent directors are held in connection with regularly scheduled meetings of the board of directors and at other times as necessary, and are chaired by the lead independent director or chairman of the board (if the chairman is an independent director). Our independent directors confer after each regularly scheduled meeting of the board of directors to discuss the need for executive sessions and held six executive sessions during the year ended December 31, 2015.

Director Nominations

General Criteria and Process

The nominating and corporate governance committee is responsible for identifying, reviewing and evaluating candidates to serve on our board of directors and reports to the board of directors regarding its conclusions and recommendations. In identifying and evaluating director nominees, the nominating and corporate governance committee will consider the membership criteria approved by the board of directors and described below, taking into account potential conflicts of interest, the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations, NYSE listing standards or our corporate governance guidelines, as well as the current challenges and needs of the board of directors. In evaluating director nominees, the nominating and corporate governance committee evaluates all candidates under consideration as it deems appropriate.

The nominating and corporate governance committee charter requires that the committee recommend, and that the board of directors approve, criteria for the selection of candidates to the board of directors and its committees. The nominating and corporate governance committee and the board of directors have established the following criteria for board of directors and committee membership:

•	review of each director’s core competencies, independence, level of commitment, qualities, performance and professional responsibilities;

•
the composition of the board of directors and committees in light of the current challenges and needs of the board of directors and its committees, including issues of judgment, diversity, age, skills, background and experience;

•	each director’s tenure and whether new perspectives are adequately represented on the board of directors; and

•	the impact of any change in the principal occupation of existing directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria. Rather, the board of directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of judgment, diversity of skills and background, age, prior performance and experience that will allow the board of directors to fulfill its responsibilities.

Stockholder Nominations and Bylaw Procedures

Stockholders may nominate directors for election at our Annual Meeting of Stockholders by following the provisions set forth in our bylaws, including giving timely notice to our Corporate Secretary at Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Corporate Secretary. The notice must include information specified in our bylaws, including information concerning the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and information about the stockholder’s ownership of and agreements related to our stock. The deadline for timely receiving stockholder nominations is disclosed elsewhere in this proxy statement under the caption “Stockholder Proposals for the 2017 Annual Meeting.”

At this time, our nominating and corporate governance committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders. The board of directors does not believe that a formal policy is merited because the evaluation of potential members of the board of directors is by its nature a case-by-case process based on the composition of the board of directors and the needs and status of our company at the time. Accordingly, the board of directors, or upon delegation, the nominating and corporate governance committee, would consider any such recommendations on a case-by-case basis in their discretion, and, if accepted for consideration, would evaluate any such nominee based on the membership criteria set forth under “Corporate Governance—Director Nominations—General Criteria and Process” above.

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the board of directors or specific members of the board of directors may do so by writing to: Pandora Media, Inc., 2101 Webster St., Suite 1650, Oakland, CA 94612, Attn: General Counsel, noting the name and address of the stockholder on whose behalf the communication is sent and the number of shares of Pandora stock that are owned beneficially by such stockholder as of the date of the communication.

Pursuant to our stockholder communications policy, a copy which is available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section, the General Counsel reviews all correspondence received by Pandora and addressed to members of the board of directors and submits to the appropriate members of the board of directors all correspondence that, in the opinion of the General Counsel, warrants the members’ attention. The General Counsel also provides the board of directors a report on a quarterly basis of any stockholder communications received for which the General Counsel has determined no response is necessary. The General Counsel may also, where the nature of a communication warrants, determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors, a director, an independent advisor or Pandora management.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our Investor Relations website (http://investor.pandora.com) in the “Corporate Governance” section. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Transactions in Company Securities

We prohibit all of our employees, including our directors and officers, from trading equity derivatives, such as options, related to our stock and engaging in short sales or otherwise engaging in hedging or pledging transactions with respect to our securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our common stock by each person, or group of affiliated persons, known to us to beneficially own more than 5% of our common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. This information is as of February 16, 2016, except as otherwise indicated in the notes to the table. Amounts reported under "Number of Shares of Common Stock Beneficially Owned as of February 16, 2016" include the number of shares subject to RSUs and stock options that become exercisable or vest within 60 days of February 16, 2016 (which are shown in the columns to the right). Our named executive officers are the CEO, the CFO, and the three other most highly compensated executive officers in a particular year.

Shares issuable pursuant to RSUs and stock options are deemed outstanding for computing the percentage of the person holding such RSUs or options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership is based on 227,695,644 shares of common stock outstanding as of February 16, 2016.

Unless otherwise indicated, the address for each listed stockholder is: c/o Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California, 94612. To our knowledge, except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed, and no person or entity is the beneficial owner of more than 5% of the voting power of our common stock.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of February 16, 2016(1)	Percent of Class		Number of Shares Subject to Options Exercisable as of February 16, 2016 or Which Become Exercisable Within 60 Days of This Date	Number of RSUs That Vest Within 60 Days of February 16, 2016
Greater than 5% Stockholders:
The Vanguard Group, Inc.(2)	13,601,969	5.97%		—	—
Directors and Named Executive Officers:
Brian McAndrews	959,256	*		775,000	—
Michael Herring	650,123	*		614,157	—
Sara Clemens	96,802	*		57,291	—
Peter Chernin(3)	291,403	*		—	—
Roger Faxon	—	—		—	—
James M. P. Feuille(4)	7,832,259	3.44%		—	—
Simon Fleming-Wood	73,617	*		10,677	—
Peter Gotcher(5)	907,002	*		—	—
Timothy Leiweke	—	—		—	—
Elizabeth Nelson	16,148	*		—	—
Mickie Rosen	—	—		—	—
John Trimble	218,947	*		187,042	—
Tim Westergren(6)	4,138,575	1.79%		3,697,367	—
Anthony Vinciquerra	—	—		—	—
Current Directors and Officers as a Group (19 persons)(7)	15,482,395	6.64%	(8)	5,443,895	51,250
_________________________________________________________
* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2016, The Vanguard Group, Inc. (“The Vanguard Group”) reported that in its capacity as an investment adviser, it may be deemed to beneficially own 13,601,969 shares, of which it has sole dispositive power with respect to 13,452,458 shares, shared dispositive power with respect to 149,511 shares, shared voting power with respect to 10,900 shares and sole voting power with respect to  150,811 shares. These beneficially owned shares include 138,611 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group and 23,100 shares beneficially owned by Vanguard Investments Australia, Ltd, a wholly-owned subsidiary of The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)	Includes 284,407 shares held by The Chernin Group, LLC. Mr. Chernin, one of our directors, is an affiliate of The Chernin Group, LLC.

(4)
Includes 472,807 shares of common stock held by the James M.P. Feuille & Nancy J. Murray 2012 Revocable Trust of which Mr. Feuille is a trustee, 472,807 of common stock held by the Feuille-Murray Irrevocable Trust dated 12/19/2012 of which Mr. Feuille is a trustee. Also includes 1,064 shares held by Offshore Crosslink Ventures IV Unit Trust, 1,834,068 shares held by Crosslink Crossover Fund IV, L.P., 3,306 shares held by

Crosslink Ventures, IV L.P., 138 shares held by Crosslink Ventures IV GmbH & Co. KG, 262 shares held by Crosslink Bayview IV, L.L.C., 4,078,233 shares held by Crosslink Crossover Fund V, L.P., 236,235 held by Crosslink Crossover Fund VII-A. L.P., 7,988 shares held by Crosslink Crossover Fund VII-B. L.P., and 725,351 shares held by Crosslink Ventures IV Holdings, L.L.C., collectively the Crosslink Capital funds. Mr. Feuille, one of our directors, is a managing member of the general partner of the Crosslink Capital funds, and therefore may be deemed to share voting power and investment control over the shares held by these entities. Mr. Feuille disclaims beneficial ownership with respect to shares beneficially owned by the Crosslink Capital funds, except to the extent of his pecuniary interests therein. The address for Crosslink Capital is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(5)	Includes 900,006 shares of common stock held by Peter and Marie-Helene Gotcher Family Trust. Mr. Gotcher, one of our directors, is a co-trustee of this trust.

(6)	Includes 119,464 shares of common stock held by Mandawa Trust u/a dated 9/26/2011. Mr. Westergren is a co-trustee of this trust.

(7)	Includes shares held by Messrs. Fleming-Wood and McAndrews, although they resigned as executive officers on March 25, 2016.

(8)
Based upon 233,190,789 shares of common stock, which represents the sum of shares of common stock outstanding as of February 16, 2016, shares subject to options exercisable within 60 days of February 16, 2016 and RSUs that vest within 60 days of February 16, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, we generally assist our executive officers and certain directors in preparing initial ownership reports and reporting ownership changes and we typically file these reports on their behalf. Based solely on our review of copies of any Section 16(a) forms received by us or written representations that no other reports were required, we believe that all of our executive officers, directors and ten percent stockholders complied during the year ended December 31, 2015 with the reporting requirements of Section 16(a) of the Exchange Act.

MANAGEMENT

Our executive officers and their ages as of the record date and positions are as follows:

Name	Age	Position

Tim Westergren	50	Chief Executive Officer and Director
Stephen Bené	52	General Counsel and Corporate Secretary
Sara Clemens	44	Chief Operating Officer
David Gerbitz	44	Executive Vice President, Revenue Operations
Michael Herring	47	Chief Financial Officer and President
Christopher Martin	43	Chief Technology Officer
Christopher Phillips	41	Chief Product Officer
Kristen Robinson	53	Chief Human Resources Officer
John Trimble	52	Chief Revenue Officer

Tim Westergren.    See “Proposal No. 1 Election of Class I and Class II Directors.”

Stephen Bené has served as our general counsel and corporate secretary since October 2014. Mr. Bené served as senior vice president, general counsel and corporate secretary at Electronic Arts Inc., a video game developer and publisher, from October 2004 to June 2014. Prior to that, Mr. Bené was a staff attorney at Electronic Arts and an associate at the law firm of Fenwick & West LLP. Mr. Bené currently serves on the board of directors of menuMe, Inc., a restaurant menu application and website. Mr. Bené holds a Juris Doctor from Stanford Law School and a Bachelor of Science degree in Mechanical Engineering from Rice University.

Sara Clemens has served as our chief operating officer since March 2016. Previously, she served as chief strategy officer from February 2014 to March 2016. Prior to joining Pandora, Ms. Clemens was an executive-in-residence at Greylock Partners, a venture capital firm, from September 2013 to February 2014. Ms. Clemens served as the vice president of corporate development at LinkedIn Corporation, a professional social networking internet service, from July 2012 to September 2013. Prior to that, from 2007 to 2012, she held a variety of leadership positions at Microsoft Corporation, a provider of software, services, and solutions, including serving as the general manager of strategy and development for Microsoft’s interactive entertainment business from 2010 to 2012. Ms. Clemens holds a Bachelor of Arts degree and Master’s degree with honors from the University of Canterbury in New Zealand.

David Gerbitz has served as our executive vice president, revenue operations since July 2014 and became an executive officer in January 2016. From 2013 to 2014, Mr. Gerbitz was the vice president of global mid-market and small medium business sales at Yahoo!, a digital media and advertising company. Prior to that, Mr. Gerbitz served as vice president of client service operations and account management in North America at Yahoo! from 2011 to 2013. Mr. Gerbitz has also held a variety of leadership positions at Microsoft and Amazon.com. Mr. Gerbitz holds a Bachelor of Arts degree in Organization Communications from the University of Minnesota.

Michael Herring has served as our chief financial officer since February 2013 and as our president since March 2016. Prior to joining Pandora, Mr. Herring served as the vice president of operations at Adobe Systems Incorporated, a provider of digital marketing and digital media solutions, from 2009 to 2013. Mr. Herring served as the chief financial officer and executive vice president of Omniture, Inc., a provider of online business optimization software, from 2004 to 2009. Prior to Omniture, Mr. Herring served as the chief financial officer of MyFamily.com (now Ancestry.com), having joined the company through the acquisition of Third Age Media in 2000. At Third Age Media, Mr. Herring served as vice president of finance. Prior to Third Age Media, he served as controller of Anergen Inc. Mr. Herring currently serves on the board of Fluid, Inc., a software company. Mr. Herring holds a Bachelor of Arts degree in Economics and Political Science from the University of California at Los Angeles.

Christopher Martin has served as our chief technology officer since March 2014 and became an executive officer in January 2016. Mr. Martin joined Pandora in late 2004 just before the company began to transition the business into redefining radio. From 2009 to 2014, Mr. Martin served as VP of engineering. From 2004 to 2009, he held the position of director of software engineering. Prior to joining Pandora, Mr. Martin worked in various engineering capacities at multiple enterprise software companies, including Quintus, Kenamea and QRS/Inovis. Mr. Martin holds a Bachelor degree in Mathematics from the University of California, Berkeley.

Christopher Phillips has served as our chief product officer since October 2014. Prior to that, from January 2012 to October 2014, Mr. Phillips was director of product management and user experience for Amazon Digital Music at Amazon. From April 2004 to December 2011, Mr. Phillips served as director of Apple QuickBooks product management, marketing and user experience for Intuit. Mr. Phillips holds a Bachelor of Science, Business Administration degree from The Ohio State University, Max M. Fisher College of Business.

Kristen Robinson has served as our chief human resources officer since March 2014 and became an executive officer in January 2016. From 2010 to 2013, Ms. Robinson was the SVP global human resources at Yahoo!, where she led the company's global HR centers of excellence and international HR teams. Prior to that, Ms. Robison held various positions at Hewlett-Packard, Agilent Technologies, and served as the chief HR officer of Verigy. Ms. Robinson holds an MBA from Northwestern University's Kellogg School of Management and a Bachelor of Science degree in Accounting from Boston College.

John Trimble has served as our chief revenue officer since March 2009. Prior to joining us, Mr. Trimble was the executive vice president of sales at Glam Media, a media company, from 2007 to 2009. From 2002 to 2007, Mr. Trimble served as senior vice president of advertising sales for Fox Interactive Media, a provider of internet media management and content broadcasting services. Prior to that, Mr. Trimble also served as director of sales for the Sports Illustrated website, SI.com, and as vice president of sales for Phase2 Media, a men’s vertical advertising network. Mr. Trimble holds a Bachelor of Arts degree in Political Science from St. Lawrence University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our compensation philosophy, the processes that the compensation committee of the board of directors (the “Committee”) uses to set executive compensation, and the significant components of our executive compensation packages for each of our CEO, CFO and other “named executive officers” or “NEOs”. Our 2015 NEOs are:

Name	Primary Position in 2015

Brian McAndrews	Chief Executive Officer
Michael Herring	Chief Financial Officer
Sara Clemens	Chief Strategy Officer
Simon Fleming-Wood	Chief Marketing Officer
John Trimble	Chief Revenue Officer

On March 25, 2016, Mr. McAndrews resigned as chief executive officer and president and as a director, and our board of directors named Tim Westergren, a current director and executive officer and one of our founders, as chief executive officer. Also on March 25, 2016, Ms. Clemens became chief operating officer, Mr. Herring took on the additional role of president and Mr. Fleming-Wood resigned as chief marketing officer. Throughout this Compensation Discussion and Analysis, we refer to Mr. McAndrews as our chief executive officer, or CEO, Mr. Fleming-Wood as our chief marketing officer and Ms. Clemens as our chief strategy officer because they held those positions, respectively, during 2015.

Section 1 – Summary and Highlights

Financial Highlights and Business Summary

In 2015, we demonstrated the power of our core industry-leading internet radio business and made substantial investments and progress toward building the go-to music destination for listeners and artists alike. A few of our financial highlights include:

•	For 2015, total revenue was $1.164 billion, a 26% year-over-year increase on a GAAP basis;

•	Advertising revenue was $933.3 million, a 27% year-over-year increase; and

•	Total listener hours grew 5% to 21.11 billion for the full year.

We also executed on important strategic business initiatives, including:

•
The acquisition of Ticketfly, a live events technology company that provides ticketing and marketing software and services for concert venues and event promoters across North America. Ticketfly's ticketing, digital marketing and analytics software helps promoters book talent, sell tickets and drive in-venue revenue, while Ticketfly's consumer tools help fans find and purchase tickets to events.

•
The acquisition of Next Big Sound, or NBS, a provider of online music analytics and insights tracking hundreds of thousands of artists around the world. We believe that the NBS platform complements Pandora's Artist Marketing Platform and expands the suite of data-driven products that Pandora offers music makers.

•
The acquisition of technology and intellectual property from Rdio, a streaming music technology company. This acquisition will allow us to expand our subscription offerings into multiple tiers, including an on-demand offering.

•
New license agreements with several music publishing companies, ASCAP and BMI, which we believe will enable our strategic goal of expanding our subscription offerings into multiple tiers, including an on-demand offering.

Compensation Program Highlights and Philosophy

Pandora is the world's most powerful music discovery platform, offering a personalized experience for each of our listeners wherever and whenever they want to listen to music—whether through earbuds, car speakers or live on stage. Our vision is to be the definitive source of music discovery and enjoyment for billions. In order to execute on this ambitious vision, we must hire people who are smart, self-motivated and passionate about the work they do at Pandora. As a technology and media company headquartered in the San Francisco Bay Area, with offices across the U.S. in markets such as New York, Chicago, Dallas and Los Angeles, we compete in vibrant and extremely competitive talent markets for the best talent with large, established companies, and with high-potential start-ups. While this challenging talent market continues to be a factor that influences our compensation-related decisions, it is only one of many factors that our Committee considers.

Our Committee follows a philosophy and process in making its compensation decisions. The Committee has designed our compensation program for all Pandora employees, including our NEOs, to support three main goals:

•	Attract highly sought-after talent in competitive markets;

•	Pay for performance; and

•	Align employee and stockholder interests.

These are foundational elements of how we think about compensation at Pandora. We put the pay-for-performance philosophy into practice by tying a portion of compensation for Pandora employees at all levels to company performance. With our most senior executives, more than a half of their overall target pay is variable and tied to performance—both operational and stock price performance—reflecting their heightened ability to directly impact performance in the near- and long-term.

The compensation program for our executives is made up of three primary components: base salary, variable cash incentives based on annual performance goals, and long-term equity incentives. The details of these components of pay are explained below in “Section 3—Elements of Pay”.

Key 2015 Compensation Decisions

Our Committee made important compensation decisions in 2015 to further our commitment to our pay-for-performance strategy and to build long-term stockholder value:

•	Based on stockholder feedback and in an effort to further motivate operational success, we granted performance-based equity to our executive officers using market stock units ("MSUs").

◦
Beginning in 2015, our equity grants to NEOs include MSUs, the value of which depends on Pandora’s total stockholder return ("TSR") relative to that of the Russell 2000 Index during three performance periods. Our CEO received equity grants with a 1:1 ratio of MSUs to time-based RSUs, and our other NEOs received equity grants with 40% of the number of units granted as MSUs rather than time-based RSUs. The details of these MSUs are explained below in “Section 3—Elements of Pay—Long-term Equity Incentives”.

◦
In February 2016, the first performance period of the 2015 MSU grant to our NEOs concluded. During the performance period, our relative TSR declined 26 percentage points relative to the Russell 2000 Index TSR for the period, which resulted in the vesting of the first MSU performance period at 22% of the one-third vesting opportunity for the performance period. We believe that this vesting level demonstrates the ability of MSUs to align our realizable executive compensation with our TSR performance.

•	Our Committee modified our equity granting practices by setting an overall equity budget that takes into account our growth and expansion efforts.

◦
Based on extensive data-gathering and analysis, the Committee revised the equity guidelines (both new-hire and annual grant guidelines) for all employees to refine its approach to considering stock price fluctuations, expected usage and compensation practices.

2015 Target and Realizable Compensation

The amount of realizable compensation for our NEOs varies significantly based on overall Pandora performance. As of December 31, 2015, our CEO’s aggregate 2013, 2014 and 2015 “Realizable Pay” is approximately 36% of the reported “Target Pay”, as shown in the chart below:
Target Pay – consists of annualized base salary, target cash bonus amount and the “fair value” at grant of equity awards (i.e., Black-Scholes for stock options), excluding other compensation paid.

Realizable Pay – consists of annualized salary, actual bonus paid and the “in-the-money” value of all outstanding equity awards using the closing price of our common stock on December 31, 2015 ($13.41), excluding other compensation paid. Realizable Pay includes the value of both the vested and unvested portions of all outstanding equity awards. Unvested MSUs are valued as if all uncompleted performance periods concluded on December 31, 2015, with our relative TSR performance measured as of such date.

Stock Price – reflects the change in the value of Pandora common stock from December 31, 2013 ($26.60) to December 31, 2015 ($13.41).

Components of Target Pay and Realizable Pay

This table outlines key details of each incentive compensation component that contributed to the CEO’s Target Pay and Realizable Pay for 2013, 2014 and 2015.

Year	Base Salary ($)		Target Bonus ($)	Restricted Stock Units ($)	Market Stock Units ($)	Stock Options ($)		Total ($)
2013 Target	500,000	(1)	—	10,690,000	—	18,153,321	(2)	29,343,321
2013 Realizable	500,000	(1)	—	6,705,000	—	—	(2)	7,205,000
2014 Target	500,000		500,000	—	—	—		1,000,000
2014 Realizable	500,000		455,000	—	—	—		955,000
2015 Target	545,833		545,833	4,034,100	1,538,519	—		6,664,285
2015 Realizable	545,833		385,550	3,419,550	752,301	—		5,103,234
___________________________________________________

(1)
Mr. McAndrews commenced employment with us on September 11, 2013. In 2013, Mr. McAndrews received a $500,000 annual salary prorated from September 11, 2013 to December 31, 2013, resulting in an actual salary of $153,425. For comparability, Mr. McAndrews' base salary is shown at the annualized amount for 2013 in this table and the chart above.

(2)
The 1.5 million stock options granted to our CEO in 2013 had no realizable value as of December 31, 2015 because the exercise price of $21.38 is above $13.41, the closing price of our stock on December 31, 2015.

Base Salary – Intended to compensate our CEO for performing his day-to-day responsibilities and to provide a baseline level of market competitiveness.

Target Bonus – Motivates participants to achieve corporate financial performance objectives during the year. Payouts for 2015 could range from 0% to 200% of target depending on achievement of these objectives.

Restricted Stock Units, Market Stock Units and Stock Options – During 2015, we granted our CEO RSUs and MSUs, as compared to the mix of option and RSU awards granted in 2013. In light of our CEO's new hire equity awards, our CEO did not receive an equity grant in 2014. Our equity awards vest over multiple years based on continued service or, in the case of MSUs, continued service and performance, providing an at-risk variable pay opportunity. Because the ultimate value of these awards is directly related to the value of Pandora’s common stock, these rewards help align the financial interests of our CEO with those of our stockholders.

Governance Practices

Pandora has adopted corporate governance practices and policies that our board believes help advance our compensation goals, including:

WHAT WE DO	WHAT WE DON'T DO

Maintain a completely independent compensation committee. Our Committee consists solely of independent directors who establish our compensation practices.
Guarantee salary increases or bonuses.    None of our NEOs are guaranteed salary increases or bonuses. Salary increases are evaluated annually and bonuses are based on achievement of revenue and profit targets that are set by the Committee at the beginning of each fiscal year.

Use a pay-for-performance model.    Our executive compensation program focuses on corporate results and aligns with stockholder interests by creating highly leveraged plans with a focus on long-term financial and stock-price performance.

Permit hedging or short sales.    All of our employees, including our board members and our executives, are prohibited from engaging in short sales or transactions in derivative securities, including hedging transactions.

Retain an independent compensation consultant. Our Committee retains Compensia, Inc. as its advisor to provide analysis, advice and guidance on executive compensation—independent of management.	Permit pledging. All of our employees, including our board members and our executives, are prohibited from pledging their equity as collateral for loans.

Use performance-based equity aligned with stockholder return.    Beginning in 2015, the Committee introduced a performance-based equity award, which we call an MSU, as a component of our annual grants to all of our NEOs.

Allow tax gross-ups.    We do not provide tax “gross-ups” in our executive severance or change in control policy or as part of any annual compensation practice, other than in connection with standard relocation and parking allowance practices.

Maintain a claw-back policy. A claw-back policy to prevent employees from benefiting from erroneously-paid cash incentives that result from their misconduct has been in place since 2014.
Provide special perquisites.    We do not provide special perquisites to our NEOs, other than benefits that are generally available to all of our employees, such as our employee stock purchase plan, 401(k) plan, group health insurance, and short- and long-term disability insurance.

Maintain equity ownership guidelines for executives and directors.    Since 2014, we have maintained the following stock ownership guidelines for our executives:

• CEO: 300% of annual base salary
• All other executives: 100% of annual base salary

Since 2013, we have maintained equity ownership guidelines for our board members equal to 300% of their annual retainer.

Allow re-pricing of options without stockholder approval.    Our commitment to stockholder alignment means that our board is not able to re-price options that may be “under water” without obtaining and receiving stockholder approval.

Section 2 – Compensation Setting Process

Role of the Compensation Committee

Setting Compensation for Executives other than the CEO

Our Committee has overall responsibility for administering our executive compensation programs. In fulfilling this responsibility, our Committee sets the target total direct compensation opportunities, as well as each individual compensation component, for our executives, including our NEOs (other than the CEO). In making compensation-related decisions, our Committee reviews compensation data for comparable businesses and assesses both our historical performance and forward prospects compared to those companies. Our Committee also solicits the CEO’s views as to the individual performance and potential of the executives that report to him, and his views on the appropriate compensation of those executives. With this information, and the advice of its independent compensation consultant, our Committee uses its own business judgment and experience to set the compensation elements and amounts for all executives, other than the CEO. As part of its decision-making process, our Committee takes into account our annual and long-term financial and operational performance, our long-term strategic and operational initiatives, the past performance and expected future contributions of our executives, their individual expertise, skills and experience.

Setting Compensation for the CEO

For the CEO, the Committee engages in all of the data gathering and analysis described above, and solicits the views of the senior executive team and members of the board of directors as to the performance and potential of the CEO. With the advice of its independent compensation consultant, the Committee then approves or makes recommendations to the full board as to CEO compensation decisions.

Role of the Independent Compensation Consultant

Our Committee has engaged Compensia, Inc. (“Compensia”) as its independent outside compensation consultant. Compensia provides a wide range of compensation advisory services to Pandora including: an annual review of our executive compensation philosophy and peer group; an annual competitive assessment of executive and board of director compensation levels; guidance in considering and implementing new compensation policies and practices (such as our new performance-based equity program); and input on this Compensation Discussion and Analysis.

Compensia works at the direction of, and reports directly to, our Committee. The Committee may replace Compensia or hire additional advisors at any time. A representative of Compensia attends Committee meetings when requested by the Committee. Compensia does not perform any other services for Pandora, unless requested by the Committee. Our Committee has reviewed the independence of Compensia and determined that there are no conflicts of interest.

Role of the Chief Executive Officer

As noted above, our CEO provides the Committee with his assessment of the individual performance and potential for each of the executives that report to him. The CEO also makes general recommendations to our Committee regarding base salaries, target annual cash incentive opportunities and long-term incentive compensation for those same executives. While our CEO attends board and Committee meetings where executive compensation practices and philosophies are discussed, he does not participate in any session in which his own compensation is determined.

Competitive Positioning and Our Peer Group

In making compensation decisions in 2015, our Committee reviewed compensation data from 17 comparable companies. The Committee chose this peer group in January 2015 based on an analysis performed by Compensia, using the following selection criteria:

•	Industry: internet, software-as-a service, content-oriented technology companies with an ad-based revenue model;

•	Revenue range: generally 0.5 to 2 times our revenue;

•	Market capitalization range: generally 0.25 to 4 times our market capitalization; and

•	Other growth and business factors, such as: revenue growth, valuation, competition for talent, number of employees, or business model.

Based on these selection criteria, our Committee selected the following companies as our 2015 peer group, which was the same as the 2014 peer group other than the removal of AMC Networks, Madison Square Garden Co. and The New York Times, which were removed because they no longer met the selection criteria:

Akamai Technologies	LinkedIn	Shutterfly
CommVault Systems	NetSuite	TripAdvisor
Concur Technologies	Palo Alto Networks	The Ultimate Software Group
CoStar Group	Rackspace Hosting	Verisign
FactSet Research Systems	Red Hat	Workday
j2Global	ServiceNow

In December 2015, our Committee, with the assistance of Compensia, re-assessed our peer group to determine if it was still comparable in terms of our key selection criteria. Our growth in revenue and decline in market capitalization resulted in a decision by our Committee in December 2015 to remove Akamai Technologies, CommVault Systems, LinkedIn, Palo Alto Networks, Red Hat, The Ultimate Software Group and Workday from the peer group because the business profiles of these companies were no longer comparable to ours. The Committee removed FactSet Research Systems because it operates in a different industry and the Committee felt it no longer provided a relevant comparison, and the Committee removed Concur Technologies because it was acquired in late 2014. The Committee also added ACI Worldwide, Endurance International, GoDaddy, HomeAway, Web.com Group, WebMD Health and Yelp because these companies fit well with our key selection criteria. As a result of this reassessment, our peer group as of the end of 2015 was as follows:

ACI Worldwide	j2 Global	TripAdvisor
CoStar Group	NetSuite	VeriSign
Endurance International	Rackspace Hosting	Web.com Group
GoDaddy	ServiceNow	WebMD Health
HomeAway	Shutterfly	Yelp

The Committee believes that these 15 companies provide valuable comparisons, based on the selection criteria, to assist in determining the appropriate compensation for our executives. The Committee analyzes compensation data from these peer group companies on a role-by-role basis for the CEO and each of the executives that report to him and uses that analysis as an input into its compensation setting process.

Section 3 – Elements of Pay

The three primary elements of Pandora’s executive compensation program are base salary, variable cash incentives and long-term equity incentives, as described below:

Compensation Element	What the Element Rewards	Purpose and Key Features	2015 Decisions

Base salary	Recognizes individual performance, level of experience, expected future performance and contributions to Pandora.	Designed to provide a competitive level of fixed compensation determined by the market value of the position using peer data, and the individual facts and circumstances of each executive’s role.	Four of our NEOs received salary increases ranging from 3.1% to 10% to bring their salaries more in line with the comparable officers at our peer group. See "Base Salary," below.

Compensation Element	What the Element Rewards	Purpose and Key Features	2015 Decisions

Variable cash incentive
- under our Corporate Incentive Plan	Achievement of corporate and business-level performance objectives (for 2015, annual revenue and EBITDA).	Motivates participants to achieve corporate financial performance objectives during the year. Payouts for 2015 could range from 0% to 200% of target depending on achievement of these objectives.	No change in target bonus levels compared to 2014. Based on performance, the CIP plan paid out at 70% of the target opportunity.

- under a standalone sales compensation plan (CRO only)	Achievement of business-level performance objectives (for 2015, U.S. ad revenue and advertising RPM).	Motivates the chief revenue officer to achieve sales performance objectives during the year. Payouts for 2015 could range from 0% to 250% of target depending on achievement of these objectives.	Adopted a plan design similar to our CIP plan, with a primary and secondary variable that determine the payment levels.

Long-term equity incentives
Achievement of performance objectives designed to enhance long-term stockholder interests and attract, motivate and reward employees over extended periods of time. Multi-year vesting requirements also promote retention.

We grant our NEOs annual awards of RSUs that vest over multiple years and provide an at-risk variable pay opportunity, and annual awards of MSUs that vest between 0% and 200% of target over three performance periods based on Pandora's TSR compared to the Russell 2000 Index TSR. Because the ultimate value of these awards is directly related to the value of Pandora’s common stock, these rewards help align the financial interests of executives with those of stockholders.

Our CEO received equity grants with a 1:1 ratio of MSUs to time-based RSUs, and our other NEOs received equity grants with at least 40% of the number of units granted as MSUs rather than time-based RSUs. The grants are described below in "Long-term Equity Incentives."

Base Salary

We use base salaries to attract and retain qualified executives. Our Committee sets base salaries for our NEOs based on the scope of responsibilities, skill set, market trends, past performance, experience and a range of competitive data from our peer group on a role-by-role basis. Our Committee reviews base salaries at least annually, to see if any changes are warranted.

•	In 2015, the Committee increased the base salary of our CEO by 10% to $550,000 to bring his salary more in line with the CEOs in our peer group.

•	In 2015, the Committee increased the base salary of our CFO by 6.8%, to bring his salary more in line with the CFOs in our peer group.

•
In 2015, the Committee increased the base salary of our chief strategy officer and chief marketing officer by 5.7% and 3.1%, respectively, to bring their salaries more in line with the comparable officers at our peer group. The Committee determined that the base salary of our chief revenue officer was in line with our peers, and he received no salary increase in 2015. In each of these cases, our Committee independently determined that this amount was appropriate for each candidate considering the scope of responsibilities, experience level and relevant peer group data.

The following table sets forth the base salaries for our NEOs for 2015:

Name and 2015 Title	Annual 2014 Base Salary(1) ($)	Annual 2015 Base Salary(2) ($)	YOY % increase
Brian McAndrews Chief Executive Officer	500,000	550,000	10.0%
Michael Herring Chief Financial Officer	365,000	390,000	6.8%
Sara Clemens Chief Strategy Officer(2)	350,000	370,000	5.7%
Simon Fleming-Wood Chief Marketing Officer	325,000	335,000	3.1%
John Trimble Chief Revenue Officer	400,000	400,000	—%
_________________________________________________________

(1)
Salary increases for our NEOs are effective as of February 1 each year. As a result, the salaries presented in this table may vary from the base salaries presented in the 2015 Summary Compensation Table.

(2)	Ms. Clemens commenced employment with us on February 24, 2014. Her reported 2014 base salary represents her annualized base salary and is not prorated for her start date.

Variable Cash Incentives

Corporate Incentive Plan

In 2015, many of our employees, including all of our NEOs, were eligible to participate in Pandora’s Corporate Incentive Plan (“CIP”), which provided a cash bonus opportunity based on Pandora’s 2015 financial performance. Consistent with past years, our Committee’s objective in implementing the CIP was to reward team success and to focus all participants on Pandora’s corporate financial goals, rather than on individual achievements.

The table below shows the target bonus levels, as a percentage of salary, for our NEOs. These target bonus levels did not change from the levels set in 2014:

Name and 2015 Title	Target Bonus under CIP (as a % of salary (2014))	Target Bonus under CIP (as a % of salary (2015))
Brian McAndrews Chief Executive Officer	100%	100%
Michael Herring Chief Financial Officer	60%	60%
Sara Clemens Chief Strategy Officer	50%	50%
Simon Fleming-Wood Chief Marketing Officer	50%	50%
John Trimble Chief Revenue Officer(1)	30%	30%
_____________________________________________

(1)
The target bonus level for Mr. Trimble was set at 30% of base salary because he also participates in a separate sales compensation plan, which our Committee believes focuses Mr. Trimble on the Company's overall financial performance as well as the performance of the sales organization for which he is responsible.

At the outset of 2015, the Committee determined that the CIP financial metrics for the year would be a combination of annual corporate GAAP revenue and non-GAAP adjusted EBITDA1, weighted as follows:

•	Eighty percent (80%) of the bonus payout to be determined by comparing our actual revenue for 2015 to our revenue target in our board-approved 2015 financial plan; and

•	The remaining twenty percent (20%) of the bonus payout to be determined by comparing our actual non-GAAP adjusted EBITDA for 2015 to our non-GAAP adjusted EBITDA target in our 2015 financial plan.

Our Committee believed that this 80/20 split would encourage all participants to focus primarily on top-line revenue, while the inclusion of adjusted EBITDA provided an incentive to contain operating expenses. While our Committee generally retains discretion in its determination of CIP payments at the end of the year, it nevertheless strictly applied the plan structure in determining the payouts for 2015. As a result, bonuses were funded at 70% of target for all executives, as Pandora achieved revenue of $1.154 billion and adjusted EBITDA of $54.2 million.

The following table shows our 2015 performance across each CIP metric and the resulting CIP achievement:

	CIP Weighting	2015 Target	2015 Actual	Percentage Achievement	CIP Factor Payout	Percent of Goal (Weighted)(1)
Revenue (in billions)	80%	$1.200	$1.154	96%	87%	70%
Adjusted EBITDA (in millions)	20%	$81.5	$54.2	67%	—%	—%
_____________________________________________

(1)	Calculated by multiplying the CIP Factor Payout by the CIP Weighting for each factor. The total blended payout of the CIP was 70% of target.

_____________________________________________
1 Adjusted EBITDA excludes stock-based compensation expense, benefit from (provision for) income taxes, depreciation and intangible amortization expense, amortization of non-recoupable ticketing contract advances, other income (expense), transaction costs from acquisitions and one-time cumulative charges to cost of revenue - content acquisition costs that are not directly reflective of our core business or operating results for the present period.

Based on our revenue and adjusted EBITDA performance, each of our NEOs received 70% of his or her target bonus under our 2015 CIP, as set forth below:

Name and 2015 Title	Pay-out under the 2015 CIP
Brian McAndrews Chief Executive Officer	$385,550
Michael Herring Chief Financial Officer	$164,034
Sara Clemens Chief Strategy Officer	$129,685
Simon Fleming-Wood Chief Marketing Officer	$117,418
John Trimble Chief Revenue Officer	$84,120

Below are the curves our Committee designed to determine the payments at various achievement levels under our CIP, as well as the Committee's philosophies behind the curve design.

Revenue Factor Philosophy – Motivates reaching or exceeding target with a steep penalty for missing target, but significant upside potential if target is exceeded. In 2015, we achieved 96% of our revenue factor, resulting in a payout at 87%.

EBITDA Factor Philosophy – EBITDA is significantly affected by small changes in revenue. In 2015, we achieved 67% of our EBITDA factor, resulting in no payout.

Chief Revenue Officer Compensation Plan

Our chief revenue officer is our only executive who participates in both our CIP and an additional sales compensation plan. Seventy percent of Mr. Trimble's target variable compensation was tied to his additional sales compensation plan, which the Committee approved at the beginning of 2015. Mr. Trimble's plan is based on the actual quarterly achievement against budgeted U.S. advertising revenue performance and target revenue per thousand listener hours (“RPMs”), with each metric weighted at 50%. Mr. Trimble's cash incentive for 2015 under this plan could range from 0% to 250% of a target cash incentive of $280,000 depending on achievement of these objectives. Performance for RPMs exceeded the target in 3 of 4 quarters in 2015, and performance for ad sales exceeded the target in 1 of 4 quarters, resulting in a realized 2015 cash incentive for Mr. Trimble under this plan of $352,100, or 126% of target.

The following table shows our 2015 performance across each sales compensation plan metric and the resulting achievement:

	Weighting	2015 Target	2015 Actual	Percentage Achievement(1)	Factor Payout	Percent of Goal (Weighted)(2)
U.S. Ad Revenue (in millions)	50%	$977.4	$920.1	94%	90%	45%
RPM	50%	$49.80	$50.64	102%	162%	81%
_____________________________________________

(1)	Calculated on a quarterly basis to determine percentage achievement against target, but presented here as the aggregate achievement for the year.

(2)	Calculated by multiplying the Factor Payout by the Weighting for each factor. As a result, the total blended payout was 126% of target.

Long-term Equity Incentives

Long-term equity incentives comprise the largest component of our executive compensation program as our Committee believes that our executives have a significant impact on our business success over time and, therefore, the creation of long-term stockholder value. To align our NEOs’ interests with those of our stockholders, provide long-term incentive opportunities, and drive retention, we use a variable mix of equity awards, including stock options, RSUs and stock-performance-based market stock units ("MSUs"). While stock options and RSUs remain valuable compensation tools for us, in 2015 our Committee included MSUs as part of our annual equity grants in order to further increase the pay-for-performance connection, and stockholder alignment, of our long-term incentive program.

Equity grants in 2015.

In March 2015, our CEO received an equity grant of RSUs representing 255,000 shares of our common stock, which vests over 4 years, and a grant of MSUs representing 255,000 shares of our common stock, which vests as explained below. As a result of these grants, our CEO receives the majority of his compensation through long-term equity grants in a 1:1 ratio between time-based RSUs and MSUs, which we believe aligns his interests with those of our stockholders. Also in March 2015, our CFO and our other NEOs received equity grants with at least 40% of the number of units granted as MSUs rather than time-based RSUs. Our Committee observed a significant increase in equity grant values in our peer group in 2013 and 2014, and our March 2015 equity grant was designed to maintain competitive compensation with our peer group while also aligning executive compensation with the interests of our stockholders.

The equity awards made to each of our NEOs in 2015 are set forth below:

	2015 Equity Grant
Name and 2015 Title	Restricted Stock Units	Market Stock Units (at target)
Brian McAndrews Chief Executive Officer	255,000	255,000
Michael Herring Chief Financial Officer	115,000	77,000
Sara Clemens Chief Strategy Officer	115,000	77,000
Simon Fleming-Wood Chief Marketing Officer	86,000	58,000
John Trimble Chief Revenue Officer	115,000	77,000

Market Stock Units

MSUs are RSUs that vest according to Pandora’s relative stock price performance. Specifically, MSUs measure Pandora’s total stockholder return (“TSR”) performance against that of the Russell 2000 Index during three performance periods. Pandora’s relative TSR is calculated using the average adjusted closing stock price of Pandora stock, and the Russell 2000 Index, for ninety calendar days prior to the beginning of each performance period and the last ninety calendar days of the performance period. The target MSUs are divided during three performance periods as follows:

•	Up to one-third of the target MSUs are eligible to be earned for a performance period that is the first calendar year of the MSU grant (the “One-Year Performance Period”);

•	Up to one-third of the target MSUs are eligible to be earned for a performance period that is the first two calendar years of the MSU grant (the “Two-Year Performance Period”); and

•	Any remaining portion of the total potential MSUs are eligible to be earned for a performance period that is the entire three calendar years of the MSU grant (the “Three-Year Performance Period”).

For each performance period, a “performance multiplier” is calculated by comparing Pandora’s relative TSR for the period to the Russell 2000 Index TSR for the same period. The target number of shares will vest if the Pandora TSR is equal to the Russell 2000 Index TSR for the period. For each percentage point that the Pandora TSR falls below the Russell 2000 Index TSR for the period, the performance multiplier is decreased by three percentage points. For each percentage point that the Pandora TSR exceeds the Russell 2000 Index TSR for the Three-Year Performance Period, the performance multiplier is increased by two percentage points. The performance multiplier is capped at 100% for the One-Year and Two-Year Performance Periods. However, the full award is eligible for a payout of up to 200% of target with all upside tied to the Three-Year Performance Period.

Any MSUs that are earned for a particular performance period will vest on February 15 following the end of the applicable performance period. For 2015, 50% of the number of units granted to our CEO consisted of MSUs, while 40% of the number of units granted to our other NEOs consisted of MSUs.

Section 4 – Stockholder Outreach and Our 2015 Say-on-Pay Vote

At the direction of the Committee, in 2015 we contacted the holders of approximately 42% of our outstanding shares to discuss our corporate governance and executive compensation programs and to answer questions and elicit feedback. The feedback we received has been shared and discussed with our Committee and our nominating and corporate governance committee and is being thoughtfully considered as part of our compensation and governance decisions for 2016.

At our 2015 annual meeting, stockholders expressed a high level of support (98% of the votes cast) for the compensation of our NEOs. The Committee did not make any changes to the executive compensation setting process or program as a result of the 2015 Say-on-Pay vote.

Section 5 – Other Compensation

Change in Control Plan

We believe a combination of severance and change in control arrangements will help our executives maintain continued focus and dedication to their responsibilities in the event of a change in control of the Company, and thus help maximize stockholder value in that event. Rather than having individual severance negotiations with each of our executives at the time of hire, or at the time a change in control event occurs, our Committee has previously adopted a program to provide uniform severance arrangements for our NEOs other than our CEO, and a slightly enhanced severance arrangement for our CEO. These severance arrangements are coupled with "double trigger" change in control payout conditions, in order to promote retention while minimizing the chance of undeserved payouts. Our severance and change in control arrangements are described in detail below under "Executive Compensation—Potential Payments on Termination and Change in Control".

Tax and Accounting Considerations

We do not expect the accounting impact of compensation to be a material factor in our Committee’s decision-making process. We do not require executive compensation to be tax deductible for Pandora, but instead balance the costs and benefits of tax deductibility and our executive compensation goals and philosophy.

Risk Assessment of Compensation Programs

The compensation committee, in consultation with management and Compensia, has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on Pandora. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by the board of directors, mitigates potential risks.

Report of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of Pandora’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation committee of the board of directors:

James M.P. Feuille, Chairman
Peter Gotcher
Timothy Leiweke

2015 Summary Compensation Table

The following table sets forth the compensation for each person who served as our principal executive or financial officer during the year ended December 31, 2015 and our other three most highly compensated executive officers for the year ended December 31, 2015, collectively referred to as the "named executive officers" in this proxy.

Name and Principal Position	Year	Salary ($)	Bonus(5) ($)	Stock Awards(6) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	All Other Compensation ($)	Total ($)
Brian McAndrews, Chief Executive Officer(1)	2015	545,833	385,550	5,572,619	—	—	—	6,504,002
	2014	500,000	455,000	—	—	—	25,448	980,448
	2013	153,425	150,000	10,690,000	18,153,321	—	20,642	29,167,388
Michael Herring, Chief Financial Officer(2)	2015	387,917	164,034	2,113,078	—	—	—	2,665,029
	2014	365,000	199,290	268,948	269,700	—	4,422	1,107,360
	2013	320,274	197,000	—	7,882,676	—	45,718	8,445,668
Sara Clemens, Chief Strategy Officer(3)	2015	368,333	129,685	2,113,078	—	—	—	2,611,096
	2014	298,219	159,250	2,235,600	2,285,518	—	—	4,978,587
Simon Fleming-Wood, Chief Marketing Officer(4)	2015	334,167	117,418	1,582,459	—	—	—	2,034,044
	2014	325,000	147,875	435,620	431,942	—	—	1,340,437
	2013	315,000	110,250	—	—	—	—	425,250
John Trimble, Chief Revenue Officer	2015	400,000	84,120	2,113,078	—	352,100	—	2,949,298
	2014	400,000	109,200	488,652	484,617	229,453	—	1,711,922
	2013	366,027	84,000	2,272,000	—	185,920	—	2,907,947
_____________________________________________

(1)	Mr. McAndrews commenced employment with us on September 11, 2013 and resigned effective March 25, 2016.

(2)	Mr. Herring commenced employment with us on February 1, 2013.

(3)	Ms. Clemens commenced employment with us on February 24, 2014.

(4)	Mr. Fleming-Wood resigned effective March 25, 2016.

(5)
Reflects the amount paid under our Corporate Incentive Plan for the fiscal year, and, in the case of Mr. McAndrews, in 2013 consists of a signing bonus of $150,000 pursuant to the terms of his offer letter, and, in the case of Mr. Herring, in 2013 includes a signing bonus of $50,000 pursuant to the terms of his offer letter.

(6)
The amount reflects the aggregate grant date fair value of the option awards and stock awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. For each of our NEOs, this amount also includes the grant date fair value of the MSU awards granted during the fiscal year ended December 31, 2015, which was approximately $6.03 per target share in the case of Mr. McAndrews' grant and approximately $5.38 per target share in the case of the grants made to our other NEOs and was calculated based on the probable outcome of the market-based performance conditions and the application of a Monte Carlo simulation model. The target number of MSUs vests based on the Pandora TSR relative to the Russell 2000 Index TSR during three performance periods from 2015 to 2017 as described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Market Stock Units". The grant date fair value of the MSU awards does not correspond to the actual value that may be recognized by each of our NEOs with respect to these awards, which may be higher or lower based on a number of factors, including our performance, the performance of the companies in the Russell 2000 Index, stock price fluctuations and applicable vesting. Under FASB ASC Topic 718, the vesting condition related to the MSUs granted to our NEOs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. For RSU awards, the aggregate grant date fair value is determined using the closing price of our common stock on the date of the grant. There can be no assurance that options or stock awards will vest or that options will be exercised (in which case no value will be realized by the individual), or that the value upon exercise or vesting, as applicable, will approximate the aggregate grant date fair value.

(7)
Mr. Trimble's amount represents amounts paid to Mr. Trimble under his sales compensation plan for the fiscal year, except that, for calendar 2013, the measurement period for Mr. Trimble's compensation plan was the 12 months ending January 31, 2014 because the plan was established prior to the change in our fiscal year-end. The 2015 amounts are described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Variable Cash Incentives—Chief Revenue Officer Compensation Plan."

2015 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2015.

Name	Grant Date		Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target			Estimated Possible Payouts Under Equity Incentive Plan Awards Target			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian McAndrews	3/26/2015	(2)	MSU	—	—	—	—	255,000	510,000	—	1,538,519
	3/26/2015	(3)	RSU	—	—	—	—	—	—	255,000	4,034,100
Michael Herring	3/11/2015	(2)	MSU	—	—	—	—	77,000	154,000	—	414,528
	3/11/2015	(3)	RSU	—	—	—	—	—	—	115,000	1,698,550
Sara Clemens	3/11/2015	(2)	MSU	—	—	—	—	77,000	154,000	—	414,528
	3/11/2015	(3)	RSU	—	—	—	—	—	—	115,000	1,698,550
Simon Fleming-Wood	3/11/2015	(2)	MSU	—	—	—	—	58,000	116,000	—	312,239
	3/11/2015	(3)	RSU	—	—	—	—	—	—	86,000	1,270,220
John Trimble	1/9/2015	(5)	Sales	—	280,000	700,000	—	—	—	—	—
	3/11/2015	(2)	MSU	—	—	—	—	77,000	154,000	—	414,528
	3/11/2015	(3)	RSU	—	—	—	—	—	—	115,000	1,698,550
_____________________________________________

(1)
The amount reflects the grant date fair value of RSU awards and MSU awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. See footnote 5 to the 2015 Summary Compensation Table above.

(2)
MSUs vest in three annual installments on February 15 of 2016, 2017 and 2018, subject to the award recipient's continued service. The number of MSUs that may be earned at each installment is based on our annual relative TSR compared to that of the Russell 2000 Index over a period beginning January 1 of the year of the MSU award and ending on December 31 of the year prior to the annual installment date as described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Market Stock Units". On each of the first two annual installments, depending on actual performance, the reporting person has the ability to earn up to one-third of the total number of MSUs granted; on the third annual installment, the reporting person has the ability to earn up to 200% of the total MSUs granted less any MSUs earned over the first two annual installments.

(3)	Vests over a total of four years with 25% vested on February 15, 2016 and thereafter 1/16th of the total number of shares vesting quarterly.

(4)
The amounts set forth for Mr. Trimble represent the target and maximum payouts under his sales compensation plan described above. Actual amounts paid for the fiscal year performance are set forth in the 2015 Summary Compensation Table above and a description of the criteria used to determine these amounts is set forth above under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Variable Cash Incentives—Chief Revenue Officer Compensation Plan."

2015 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2015. Market value for stock awards (MSUs and RSUs) is determined by multiplying the number of shares by the closing price of our common stock on the last trading day of the fiscal year ($13.41 on December 31, 2015).

			Option Awards				Stock Awards
Name	Grant Date		Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Brian McAndrews	3/26/2015	(1)	—	—	—	—	—	—	255,000	3,419,550
	3/26/2015	(2)	—	—	—	—	255,000	3,419,550	—	—
	9/11/2013	(3)	—	—	—	—	50,000	670,500	—	—
	9/11/2013	(4)	—	—	—	—	240,000	3,218,400	—	—
	9/11/2013	(5)	675,000	825,000	21.38	9/11/2023	—	—	—	—
Total			675,000	825,000			545,000	7,308,450	255,000	3,419,550

Michael Herring	3/11/2015	(1)	—	—	—	—	—	—	77,000	1,032,570
	3/11/2015	(2)	—	—	—	—	115,000	1,542,150	—	—
	3/3/2014	(6)	—	—	—	—	3,994	53,560	—	—
	3/3/2014	(7)	5,600	7,200	37.88	3/3/2024	—	—	—	—
	2/1/2013	(5)	524,158	541,667	11.45	2/1/2023	—	—	—	—
Total			529,758	548,867			118,994	1,595,710	77,000	1,032,570

Sara Clemens	3/11/2015	(1)	—	—	—	—			77,000	1,032,570
	3/11/2015	(2)	—	—	—	—	115,000	1,542,150	—	—
	2/24/2014	(8)	—	—	—	—	45,000	603,450	—	—
	2/24/2014	(7)	50,416	59,584	37.26	2/24/2024	—	—	—	—
Total			50,416	59,584			160,000	2,145,600	77,000	1,032,570

Simon Fleming-Wood	3/11/2015	(1)	—	—	—	—	—	—	58,000	777,780
	3/11/2015	(2)	—	—	—	—	86,000	1,153,260	—	—
	3/3/2014	(6)	—	—	—	—	6,469	86,749	—	—
	3/3/2014	(7)	8,968	11,532	37.88	3/3/2024	—	—	—	—
Total			8,968	11,532			92,469	1,240,009	58,000	777,780

John Trimble	3/11/2015	(1)	—	—	—	—	—	—	77,000	1,032,570
	3/11/2015	(2)	—	—	—	—	115,000	1,542,150	—	—
	3/3/2014	(6)	—	—	—	—	7,257	97,316	—	—
	3/3/2014	(7)	10,062	12,938	37.88	3/3/2024	—	—	—	—
	1/19/2012	(7)	156,250	10,417	13.26	1/19/2022	—	—	—	—
	7/7/2009		8,396	—	0.16	7/8/2019	—	—	—	—
Total			174,708	23,355			122,257	1,639,466	77,000	1,032,570
_____________________________________________

(1)
These MSUs are shown at their target amount and vest in three annual installments on February 15 of 2016, 2017 and 2018, subject to the award recipient's continued service. The number of MSUs that may be earned at each installment is based on our annual relative TSR compared to that of the Russell 2000 Index over a period beginning January 1 of the year of the MSU award and ending on December 31 of the year prior to the annual installment date, as described under "Compensation Discussion and Analysis—Section 3 – Elements of Pay—Long-term Equity Incentives—Market Stock Units." On each of the first two annual installments, depending on actual performance, the award recipient has the ability to earn up to one-third of the total number of MSUs granted; on the third annual installment, the award recipient has the ability to earn up to 200% of the total MSUs granted less any MSUs earned over the first two annual installments.

(2)	These RSUs vest over a total of four years with 25% vesting on February 15, 2016 and thereafter 1/16th of the total number of shares vesting quarterly.

(3)	These RSUs vest annually over a four-year period from the grant date with 25% of the shares vesting on August 15th of each year.

(4)	These RSUs vest annually over a five-year period from the grant date with 25% of the shares vesting on August 15th of each year.

(5)	These options vest monthly at the rate of 1/60th of the total number of shares.

(6)	These RSUs vest quarterly at the rate of 1/16th of the total number of shares.

(7)	These options vest monthly at the rate of 1/48th of the total number of shares.

(8)	These RSUs vest annually over a four-year period with 25% of the shares vesting on February 15th of each year.

2015 Options Exercised and Stock Vested

The following table shows information regarding options that were exercised by our named executive officers, or stock awards that became vested, during the year ended December 31, 2015. The value is based on the closing price of our common stock on the date of exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Numbers of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian McAndrews	—	—	105,000	1,957,200
Michael Herring	—	—	3,106	49,761
Sara Clemens	—	—	15,000	231,600
Simon Fleming-Wood	—	—	55,031	1,017,602
John Trimble	—	—	105,643	1,734,408

2015 Potential Payments on Termination and Change in Control

Our named executive officers are eligible to receive severance benefits under our executive severance and change in control policy that would provide benefits if their employment is terminated or in connection with a change in control of our company, such as a change in the voting power of our company by more than 50% or a sale of substantially all of our assets. Our executive severance and change in control policy provides for the following severance benefits, subject to our receipt of an effective release of claims executed by the named executive officer:

•
Non-change in control severance. If the eligible officer is terminated without cause prior to a change in control, the officer is entitled to receive six months (or 12 months in the case of our chief executive officer) of salary, health benefits and accelerated vesting of equity awards, plus a prorated annual bonus for the year of termination based on actual performance and outplacement services.

•
Change in control severance. If, in connection with or otherwise within 12 months after a change in control, the officer is terminated without cause or resigns for good reason (such as reduction in salary or material relocation), the officer is entitled to receive 12 months (or 18 months in the case of our chief executive officer) of salary and health benefits, 100% accelerated vesting of equity awards and the opportunity to extend the exercise period of certain options for up to 12 months following termination, plus a prorated annual bonus for the year of termination and outplacement services.

Estimated severance and change in control benefits. The table below provides an estimate of the value of the compensation and benefits due to each of our named executive officers in the events described below, assuming that the termination of employment and/or change in control was effective on December 31, 2015, under the arrangements described above. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination			Change in Control	Change in Control Followed by Involuntary Termination
Name	Cash(1) ($)	Equity(2) ($)	Total	Equity ($)	Cash(1) ($)	Equity(2)(3) ($)	Total
Brian McAndrews	964,550	3,444,680	4,409,230	—	1,416,000	9,098,015	10,514,015
Michael Herring	376,034	780,057	1,156,091	—	653,000	3,197,746	3,850,746
Sara Clemens	331,685	782,246	1,113,931	—	584,000	2,685,969	3,269,969
Simon Fleming-Wood	301,918	406,886	708,804	—	531,500	1,647,043	2,178,543
John Trimble	301,120	540,832	841,952	—	549,000	2,181,398	2,730,398
_____________________________________________

(1)
The “cash” severance benefits include, where applicable, salary multiples paid as severance, health benefits assuming a cost of $2,000 per month, outplacement services assuming a value of $5,000, and prorated bonus, each as described above.

(2)
The value of accelerated vesting of equity awards is based on $13.41, which was the closing price of our stock on December 31, 2015, less, in the case of stock options, the per share exercise price of the accelerated options (or, if the exercise price of an option is above $13.41, no value was assigned), and assumes that equity awards are not assumed or substituted by the successor company.

(3)
In the case of MSU awards, assumes that the current performance period is shortened to end immediately prior to the change in control, in this case on December 31, 2015. The number of MSUs earned is determined, effective immediately prior to such change in control, based on the TSR determined as of the end of such shortened performance period, and (i) a portion of such earned MSUs become vested upon the change in control in a prorated amount based on the percentage of the originally scheduled performance period that has elapsed as of the date of the change in control, (ii) the remaining portion of such earned MSUs become time-based RSUs that will become eligible for vesting on the applicable vesting date set forth in the award, but subject to accelerated vesting in connection with, or following, such change in control as specified under the 2011 Equity Incentive Plan and the Company's executive severance and change in control policy; and (iii) any portion of the MSUs that are not determined to be earned are forfeited.

Equity Compensation Plan Information

The following table summarizes information regarding our stock incentive plans as of December 31, 2015.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	30,863,976	$7.15	15,042,664
Total	30,863,976	$7.15	15,042,664
_____________________________________________

(1)
Includes the 2014 Employee Stock Purchase Plan, 2011 Long-Term Incentive Plan (the “2011 Plan”), 2004 Stock Plan (the “2004 Plan”) and 2000 Stock Incentive Plan (the “2000 Plan”). The 2011 Plan replaced the 2004 Plan, which had earlier replaced the 2000 Plan.

(2)	The calculation of the weighted average exercise price does not include 18,048,085 shares subject to restricted stock units that do not have an exercise price.

(3)
Each fiscal year (beginning with the fiscal year that commenced February 1, 2012 and ending with the fiscal year commencing January 1, 2021), the number of shares in the reserve under the 2011 Plan may be increased by the lesser of (x) 10,000,000 shares, (y) 4.0% of the outstanding shares of common stock on the last day of the prior fiscal year and (z) another amount determined by our board of directors.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the U.S. Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of Pandora under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

The audit committee of Pandora’s board of directors is composed of three independent outside directors. The audit committee has prepared the following report with respect to our audited consolidated financial statements for the year ended December 31, 2015:

•	The audit committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2015.

•
The audit committee has discussed with Ernst & Young LLP (“EY”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 16 “Communication with Audit Committees” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

•
The audit committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence and the audit committee has discussed the independence of EY with that firm.

•
Based on the reviews and discussions noted above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit committee of the board of directors:

Roger Faxon
James M.P. Feuille
Elizabeth A. Nelson, Chairman

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures for Related-Party Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related person had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related person. In reviewing any such proposal, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

Investor Rights Agreement

We are party to an investor rights agreement which provides that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Recommendation of the Board of Directors

The board of directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The audit committee of the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2016. Ernst & Young LLP has audited our consolidated financial statements since April 2010. During the last five years and subsequent interim period preceding their engagement, Ernst & Young LLP was not consulted by us or by anyone acting on our behalf regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions. Services provided to us by Ernst & Young LLP are described under “Fees Paid to Ernst & Young LLP” below.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The board of directors, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee and the board of directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Pandora and its stockholders.

Fees Paid to Ernst & Young LLP

The aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2015 and December 31, 2014 for professional services were as follows:

	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees(1)	$2,979,247	$1,937,333
Audit-Related Fees(2)	257,030	—
Tax Fees(3)	459,638	241,169
All Other Fees(4)	1,995	1,995
Total	3,697,910	2,180,497

_____________________________________________

(1)
Audit fees include (i) fees associated with the audits of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) reviews of our interim quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, (iii) services rendered in connection with our Form S-3 and Form S-8 filings and our issuance of convertible senior notes in December 2015 and (iv) consents and other items related to Securities and Exchange Commission matters.

(2)
Audit-related fees consist of assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees," including acquisition due diligence services.

(3)	Tax fees consist of tax advisory services and certain tax compliance services.

(4)	The amount listed as “All Other Fees” consists of subscription fees paid for access to the firm’s accounting and financial reporting research tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

As required by the audit committee charter, the audit committee pre-approves the engagement of Ernst & Young LLP for all audit and permissible non-audit services. The audit committee annually reviews the audit and permissible non-audit services performed by Ernst & Young LLP and reviews and approves the fees charged by Ernst & Young LLP. The audit committee has considered the role of Ernst &Young LLP in providing tax and audit services and other permissible non-audit services to Pandora and has concluded that the provision of such services was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing functions. All of the services described under Audit-Related Fees, Tax Fees and All Other Fees in the table above were pre-approved by the audit committee.

Required Vote

The ratification of the selection of Ernst & Young LLP will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Recommendation of the Board of Directors

The board of directors recommends that you vote “FOR” the amendment to the Amended and Restated Certificate of Incorporation.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve the amendment to our certificate of incorporation. Abstentions will have the same effect as negative votes for this proposal.

Introduction

The amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) is made to comply with the conditions imposed by the Federal Communications Commission (“FCC”) in the Declaratory Ruling issued on May 1, 2015 (the “Declaratory Ruling”) in connection with our acquisition of the license to operate the FM radio station KXMZ. The Communications Act of 1934, as amended (the “Communications Act”), restricts foreign investors, such as non-U.S. citizens or corporations or partnerships organized or formed under the laws of a foreign nation, from owning or voting more than 20% of the capital stock of a broadcast license holder, or more than 25% of the capital stock of an entity that directly or indirectly controls a broadcast license holder (the “Foreign Ownership Limitations”). In June 2013, we entered into an agreement to purchase the assets of KXMZ-FM. The completion of the acquisition was subject to regulatory approval by the FCC, which we received through the Declaratory Ruling. The Declaratory Ruling was granted by the FCC subject to certain conditions which include a requirement that we make modifications to our Amended and Restated Certificate of Incorporation which must include the right of the Company to request and obtain information regarding the citizenship of beneficial owners and those with voting rights and, if necessary to comply with the Communications Act or any requirement or condition of the Declaratory Ruling, the right to take any and all actions that the Board of Directors deem necessary to so comply or cure any noncompliance. The specific changes set forth in the Declaratory Ruling that we must incorporate into our Amended and Restated Certificate of Incorporation include: (1) the right to restrict the transfer of shares to aliens; (2) the right to require disclosure when an alien acquires beneficial ownership of, or voting interest in, shares; and (3) the right to compel the redemption of shares held by aliens.

Summary of the Proposed Amendment to the Amended and Restated Certificate of Incorporation

The Amendment, which is similar to provisions included in the organizational documents of numerous other media companies, is intended to reduce the risk that a stockholder’s ownership or proposed ownership of our capital stock violates FCC regulatory limitations and thereby limits our flexibility to operate without interruption in strategic markets. The provisions added by the Amendment reduce this risk by granting us the ability to, among other things, request that certain stockholders furnish to us certain information, including but not limited to information with respect to such stockholders’ citizenship, ownership structure and other ownership interests and affiliations, as we shall reasonably request if we believe that the ownership or proposed ownership of shares of our capital stock by any stockholder may (i) result in any inconsistency with or violation of the laws administered or enforced by the FCC, including the Communications Act, (ii) materially limit or materially impair any existing business activity of the Company or any of its subsidiaries under such laws, (iii) materially limit or materially impair under such laws the acquisition of an attributable interest in a full-power radio station by the Company or any of its subsidiaries, (iv) subject us or any of our subsidiaries to any regulation by such laws having a material effect on us or any of our subsidiaries, or (v) be subject to FCC reporting requirements regarding such stockholder.

Further, if a stockholder does not provide, within a timely manner, the information requested by us to determine whether a person’s ownership or proposed ownership could result in a FCC regulatory limitation or to ensure compliance with regulatory reporting requirements, or if we conclude that a stockholder’s ownership, conversion, or proposed ownership of, or that a stockholder’s exercise of any rights of ownership with respect to, shares of our capital stock, either alone or in combination with other existing or proposed ownership of shares of capital stock of any other person, would result in any instances set forth in items (i) through (iv) listed in the preceding paragraph, the Amendment grants us the ability to, among other things:

•	refuse to permit the transfer to such proposed stockholder or conversion by such stockholder of shares of our capital stock;

•	require the conversion of any or all shares of capital stock held by certain stockholders into shares of any other class of our capital stock with equivalent economic value;

•	require the exchange of any or all shares of capital stock held by such stockholder for warrants to acquire, at a nominal exercise price, the same number and class of shares of our capital stock;

•	condition the acquisition (including due to conversion) of such shares of capital stock on the prior consent of the FCC, to the extent such consent is required;

•	redeem any or all such shares of our capital stock held by such stockholder in accordance with certain terms and conditions; or

•
exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed stockholder, with a view towards obtaining such information or preventing or curing any situation arising in the context of a threatened or actual violation of laws administered or enforced by the FCC.

The foregoing summary of the Amendment is qualified in its entirety by the complete text of the Amendment, the final form of which is attached as Appendix A to this Proxy Statement.

AVAILABILITY OF ANNUAL REPORT

Our Annual Report, and our Annual Report on Form 10-K for the year ended December 31, 2015 (which is not a part of our proxy soliciting materials), is being made available with this proxy statement.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC, exclusive of exhibits, may be obtained for free by directing written requests to Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Investor Relations or by calling (510) 842-6960. You may also obtain our Annual Report on Form 10-K on the SEC’s website (https://www.sec.gov) or our Annual Report, including our Annual Report on Form 10-K on our Investor Relations website (http://investor.pandora.com) in the “Annual Report and Proxy” section.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matters that are expected to come before the Annual Meeting other than those referenced in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Proposals of stockholders that are intended to be included in our proxy statement for our 2017 Annual Meeting must be received by our Corporate Secretary no later than December 23, 2016 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Stockholders intending to present a proposal at the 2017 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to our Corporate Secretary at our principal executive offices not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders (as long as the date of the Annual Meeting is not advanced more than 30 days or delayed more than 70 days after the anniversary date). Therefore, our Corporate Secretary must receive notice of such proposal for the 2017 Annual Meeting no later than the close of business on March 3, 2017 and not earlier than the close of business on February 1, 2017. If the notice is received after March 3, 2017 or before February 1, 2017 it will be considered untimely and we will not be required to present it at the 2017 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Bené
General Counsel and Corporate Secretary
April 22, 2016

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PANDORA MEDIA, INC.
Pursuant to the provisions of § 242 of the
General Corporation Law of the State of Delaware

Pandora Media, Inc., a corporation organized under the laws of the State of Delaware (the “Corporation”), does hereby certify that:
FIRST: The present name of the corporation is Pandora Media, Inc. The Corporation was incorporated on October 19, 2010 under the name Bay Area Fog, Inc. pursuant to the General Corporation Law of the State of Delaware (“Delaware Law”).
SECOND: The Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to add a new Article XI which shall read as follows:
ARTICLE XI
STOCK OWNERSHIP AND THE FEDERAL COMMUNICATIONS LAWS
(A) Restrictions on Stock Ownership or Transfer. As contemplated by this Article XI, the Corporation may restrict the ownership, conversion, or proposed ownership, of shares of capital stock of the Corporation by any person if such ownership, conversion or proposed ownership, either alone or in combination with other actual or proposed ownership (including due to conversion) of shares of capital stock of any other person, would (1) be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), (2) materially limit or materially impair any existing business activity of the Corporation or any of its subsidiaries under the Federal Communications Laws, (3) materially limit or materially impair under the Federal Communications Laws the acquisition of an attributable interest in a full-power radio station by the Corporation or any of its subsidiaries for which the Corporation or its subsidiary has entered into a definitive agreement with a third party or (4) subject the Corporation or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Corporation or any subsidiary of the Corporation to which the Corporation or any subsidiary of the Corporation would not be subject but for such ownership, conversion or proposed ownership. For purposes of this Article XI, the term “Federal Communications Laws” shall mean any law administered or enforced by the Federal Communications Commission or any successor governmental agency (the “FCC”), including, without limitation, the Communications Act of 1934, as amended (the “Communications Act”), and regulations thereunder pertaining to the ownership and/or operation or regulating the business activities of (a) any radio station or other medium of mass communications or (b) any provider of programming content to any such medium. The Corporation may, but is not required to, take any action permitted under this Article XI; and the grant of specific powers to the Corporation under this Article XI shall not be deemed to restrict the Corporation from pursuing, alternatively or concurrently, any other remedy or alternative course of action available to the Corporation.
(B) Requests for Information. If the Corporation believes that the ownership or proposed ownership of shares of capital stock of the Corporation by any person (whether by reason of a change in such person’s ownership, a change in the number of shares outstanding overall or in any class, or for any other reason) may (1) result in any inconsistency with or violation of the Federal Communications Laws as set forth in Section A of this Article XI, including, without limitation, any inconsistency with or violation of Section 310(b) of the Communications Act or Section 73.3555 of the FCC’s regulations as set forth in 47 C.F.R. 73.3555, (2) materially limit or materially impair any existing business activity of the Corporation or any of its subsidiaries under the Federal Communications Laws, (3) materially limit or materially impair under the Federal Communications Laws the acquisition of an attributable interest in a full-power radio station by the Corporation or any of its subsidiaries for which the Corporation or its subsidiary is considering entering into a definitive agreement with a third party, (4) subject the Corporation or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Corporation or any subsidiary of the Corporation to which the Corporation or any subsidiary of the Corporation would not be subject but for such ownership or proposed ownership or (5) be subject to FCC reporting requirements regarding such person, such person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to its citizenship, ownership structure, and other ownership interests and affiliations) as the Corporation shall reasonably request.
(C) Denial of Rights, Refusal to Transfer. (1) If (i) any person from whom information is requested pursuant to Section B of this Article XI does not provide all the information requested by the Corporation completely and accurately in a timely manner or (ii) the Corporation shall conclude that a stockholder’s ownership, conversion, or proposed ownership of, or that a stockholder’s exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, either alone or in combination with other existing or proposed ownership of shares of capital stock of any other person, would result in (a) an inconsistency with or violation of the Federal Communications Laws, (b) a material limitation or material impairment of any existing business activity of the Corporation or any of its subsidiaries under the Federal Communications Laws, (c) a material limitation or material impairment under the Federal Communications Laws of the acquisition of an attributable interest in a full-power radio station by the Corporation or any of its subsidiaries for which the Corporation or its subsidiary has entered into a definitive agreement with a third party or (d) subjecting the Corporation or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Corporation or any subsidiary of the Corporation to which the Corporation or any subsidiary of the Corporation would not be subject but for such ownership or proposed ownership, then in the case of either clause (i) or any provision of clause (ii) of this Section C(1), the Corporation may (A) refuse to permit the transfer to such proposed stockholder or conversion by such stockholder of shares of capital stock of the Corporation, (B) require the conversion of any or all shares of capital stock held by such stockholder into shares of any other class of capital stock in the Corporation with equivalent economic value, (C) require the exchange of any or all shares of capital stock held by such stockholder for warrants to acquire, at a nominal exercise price, the same number and class of shares of capital stock in the Corporation, (D) condition the acquisition (including due to conversion) of such shares of capital stock on the prior consent of the FCC, to the extent such consent is required, (E) redeem any or all such shares of capital stock of the Corporation held by such stockholder in accordance with the terms and conditions set forth in Section C(2) of this Article XI, and/or (F) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed stockholder, with a view towards obtaining such information or preventing or curing any situation described in clause (i) or in any provision of clause (ii) of this Section C(1).
(2) Without limiting the foregoing, the terms and conditions of redemption pursuant to Section C(1)(E) of this Article XI shall be as follows:
(i) the redemption price of any shares of capital stock of the Corporation to be redeemed pursuant to Section C(1)(E) of this Article XI shall be equal to the Fair Market Value (as hereinafter defined) of such shares;
(ii) the redemption price of such shares will be paid in cash;
(iii) if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors in good faith, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors in good faith;
(iv) at least 15 days’ prior written notice of the Redemption Date (as hereinafter defined) shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date shall be the date on which written notice shall be given to record holders if the cash necessary to effect the redemption shall have been indefeasibly deposited in trust for the benefit of such record holders and is then subject to immediate payment to them upon surrender of the stock certificates or compliance with The Depositary Trust Company or any successor depositary (“DTC”) policies and procedures for the redemption of book-entry securities for their redeemed shares;
(v) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on capital stock (including declared and unpaid dividends) of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash payable upon redemption; and
(vi) such other terms and conditions as the Board of Directors shall determine in good faith.
(3) For purposes of this Section C:
(a) “Fair Market Value” shall mean, with respect to a share of the Corporation’s capital stock of any class or series, the volume weighted average sales price for such a share on the national securities exchange (if any) on which such capital stock is then listed during the 30 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section C(2)(iv) of this Article XI; provided, however, that if such shares of capital stock are not traded on any national securities exchange, Fair Market Value shall mean the average of the reported bid and asked prices in any over-the-counter quotation system selected by the Corporation during the 30 most recent days during which such shares were traded immediately preceding the day on which notice of redemption shall be given pursuant to Section C(2)(iv) of this Article XI, or if trading of such shares is not reported in any over-the-counter quotation system, Fair Market Value shall be determined by the Board of Directors in good faith; and provided, further, that “Fair Market Value” as to any stockholder who purchased such stockholder’s shares of capital stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such stockholder.
(b) “person” shall mean not only natural persons but partnerships (limited or general), associations, corporations, limited liability companies, joint ventures, trusts and other legal entities.
(c) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of capital stock of the Corporation pursuant to Section C(1)(E) of this Article XI or the date specified in Section C(2)(iv) of this Article XI, as the case may be.
(d) “regulation” shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.
(4) The Corporation shall instruct the Corporation’s transfer agent that the shares of capital stock of the Corporation are subject to the restrictions set forth in this Article XI and such restrictions shall be noted conspicuously on the certificate or certificates representing such capital stock or, in the case of uncertificated securities, contained in the notice or notices sent as required by law or pursuant to the policies and procedures of DTC in the case of book-entry securities.
D. Authority of Board of Directors. In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI permits any action by the Corporation but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine whether to take any action and the action to be taken (if any) so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation and all other persons for all other purposes of this Article XI. The Board of Directors may delegate all or any portion of its powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Article XI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
E. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon any information provided by any person pursuant to this Article XI (including, without limitation, Section B of this Article XI) and the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the principal accounting officer of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making any determinations and findings contemplated by this Article XI. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any shares of stock of the Corporation owned by any stockholder, the Corporation is entitled to rely on the existence or absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of shares of stock of the Corporation.
F. Severability. If any provision of this Article XI or the application of any such provision to any person under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI or the application of such provision to any other person.
THIRD: The amendment of the Amended and Restated Certificate of Incorporation as set forth herein was duly adopted in accordance with the provisions of Section 242 of Delaware Law.

FOURTH: This amendment to the Corporation’s Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its duly authorized officers on this day of             , 2016.

PANDORA MEDIA, INC.

By:
	Name:	Tim Westergren
	Title:	Chief Executive Officer

By:
	Name:	Steve Bené
	Title:	General Counsel and Corporate Secretary

PANDORA MEDIA, INC. 2101 WEBSTER STREET SUITE 1650 OAKLAND, CA 94612
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PANDORA MEDIA, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class I director and three Class II directors:
	☐	☐	☐
1. Election of Directors
Nominees:
Class I (term to expire 2018)
01) Mickie Rosen
Class II (term to expire 2019)
02) James M.P. Feuille
03) Peter Gotcher
04) Elizabeth Nelson
The Board of Directors recommends you vote FOR proposals 2 and 3:
				For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2016.				☐	☐	☐
3. To approve an amendment to our Amended and Restated Certificate of Incorporation.				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form10-K are available at www.proxyvote.com.

PANDORA MEDIA, INC. Annual Meeting of Stockholders June 1, 2016 9:00 AM PT This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Tim Westergren, Michael Herring and Stephen Bené and, each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PANDORA MEDIA, INC., registered in the name of the undersigned, as of April 6, 2016, at the Annual Meeting of Stockholders of PANDORA MEDIA, INC. to be held June 1, 2016 at 9:00 AM PT at Cathedral of Christ the Light Event Center, Conference Room C, 2121 Harrison St., Oakland, CA 94612 and any and all adjournments or postponements of that meeting. Receipt of the Notice of 2016 Annual Meeting and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations (i.e. FOR the election of the four director nominees (Proposal 1) and FOR Proposals 2 and 3). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side